                                                                   EXHIBIT 10.19

                                  $275,000,000

                                 LOAN AGREEMENT

                                     between

                                [PROJECT HOLDCO],
                                   as Borrower

                                       and

                                    [LENDCO],
                                    as Lender

                         Dated [           ] [  ], 2005

                                 LOAN AGREEMENT

      THIS LOAN AGREEMENT (this "AGREEMENT") dated [     ] [      ], 2005, by
[PROJECT HOLDCO], a ____________________, with offices at ________________________________ ("BORROWER") and [LENDCO], a __________________
(together with its successors and assigns, hereinafter referred to as "LENDER"), with offices at ____________________________________________.

                                    RECITALS

      Borrower has requested that Lender extend credit (the "FACILITY") to Borrower in an aggregate amount of up to $275,000,000 for the purposes hereinafter set forth, and the Lender is willing to do so on the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements contained herein, Borrower and Lender agree as follows:

                                   SECTION 1
                                  DEFINITIONS

1.1 GENERAL DEFINITIONS. In addition to any other terms defined in this Agreement, the following terms shall have the following meanings:

      "ACCOUNTING CHANGES" means (A) changes in accounting principles required by the Accounting Rules, consistently applied and implemented by Borrower and its Subsidiaries; and (B) changes in accounting principles recommended or approved by Borrower's certified public accountant, with the approval of Lender, which approval shall not be unreasonably withheld.

      "ACCOUNTING RULES" means GAAP (a) as modified by, where applicable, the Uniform System of Accounts and (b) with respect to determinations of the Net Worth, as determined using the current methodology (consistent with past practices) employed in the financial statements of JQH and the JQH Trust, as compiled by BKD, Ltd. dated December 31, 2004, and as same may be verified using the Net Worth Agreed-Upon Procedures, in each case, consistently applied.

      "ACTION" means any action, suit, claim, litigation, proceeding, arbitration, audit, investigation or hearing (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, any Governmental Authority.

      "ADDITIONAL HOTEL PROJECT" means a Hotel Project (other than an Existing Hammons Hotel Project) to be developed, constructed or renovated by a Project Owner after the date of this Agreement and approved by Lender in accordance with
Section 3.3.

      "AFFILIATE" means, with respect to any Person, any other Person: (A) directly or indirectly controlling, controlled by, or under common control with, such Person; (B) directly or indirectly owning or holding ten percent (10%) or more of the voting stock or other Equity Interests in such Person; or (C) ten percent (10%) or more of whose voting stock or other Equity

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Interest is directly or indirectly owned or held by such other Person. When used with respect to Borrower, the term "Affiliate" shall also include the spouse, ancestors, descendents and siblings of any Affiliate of Borrower (such Persons being sometimes referred to as "FAMILY MEMBERS"), Affiliates of such Family Members and trusts for the benefit of another Affiliate of Borrower.

      "AGREEMENT" means this loan agreement (including all schedules, exhibits, annexes and appendices hereto).

      "ALTERNATE RATE" means, in the event the LIBOR Rate is no longer published, as of any date of determination, (a) the "prime rate" (or "base rate") reported in the Money Rates column or section of The Wall Street Journal published on the second full Business Day preceding the first day of the applicable Interest Period as having been the rate in effect for corporate loans at large U.S. money center commercial banks (whether or not such rate has actually been charged by any such bank) or, if The Wall Street Journal ceases publication of such "prime rate" or "base rate," the annual rate of interest announced by JP Morgan Chase Bank (or another financial institution with a main or branch office in New York, New York, selected, from time to time, by Lender) from time to time as its "prime rate" or "base rate" in effect at its principal office in New York, New York at 5:00 p.m., New York City time (in either case, the "PRIME RATE"), for such date minus (b) two percent (2.00%). Such rate of interest shall be computed on the basis of a 360-day year for the actual number of days elapsed.

      "APPRAISAL" means a written appraisal report of the Property as the term "appraisal" is defined in the Code of Professional Ethics of the American Institute of Appraisers, meeting the requirements of the FIRREA, prepared by a state certified appraiser retained by Lender at Borrower's expense, who is a member of the Appraisal Institute, addressed either to Lender or to the lender of the Underlying Loan or accompanied by an agreement from the appraiser that it may be relied upon by Lender and in form and scope satisfactory to Lender, setting forth such appraiser's determination of the Appraised Value.

      "APPRAISED VALUE" means the fair market value of the applicable Hammons Hotel or any other Property owned by Guarantor constituting an asset used in determining Net Worth, as completed and operating, that would be obtained in an arms' length transaction between an informed and willing buyer and an informed and willing seller, under no compulsion to buy or sell, respectively, on the appraisal date of the Appraisal.

      "AVAILABILITY PERIOD" means, with respect to the Loans, the period from the Closing Date to the earliest of (a) the seventh (7th) anniversary of the Closing Date, and (b) the date of termination of the commitment of Lender to make Loans; provided, that, with respect to Loans the proceeds of which will be used solely to pay interest payable under this Agreement and the Note, the period described in clause (a) above shall extend to the eighth (8th) anniversary of the Closing Date.

      "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy," as amended from time to time and all rules and regulations promulgated thereunder.

      "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any of the following: (a) the entry of a decree or order for relief by a Governmental Authority in an

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involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the appointment by a Governmental Authority of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the ordering of the winding up or liquidation of its affairs by a Governmental Authority; or (b) the commencement against such Person of an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or of any Action for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or for the winding up or liquidation of its affairs, and such involuntary case or other Action shall not have been dismissed within ninety (90) days, or the repossession or seizure by a creditor of such Person of a substantial part of its property; or (c) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or the taking possession by a receiver, liquidator, assignee, creditor in possession, custodian, trustee, sequestrator (or similar official) of such Person or for any substantial part of its property or the making of any general assignment for the benefit of creditors; or (d) such Person shall be unable to, or shall admit in writing its inability to, pay its debts generally as they become due.

      "BASE RATE" means, for each Interest Period, a variable rate per annum equal to the sum of (a) the greater of (i) the LIBOR Rate or the Alternate Rate, as the case may be for such Interest Period or (ii) 3.22% per annum, plus (b) one percent (1.0%), increasing or decreasing with each increase or decrease in the LIBOR Rate or the Alternate Rate, as the case may be (as and when the LIBOR Rate or the Alternate Rate changes as described herein).

      "BORROWER PLEDGE AGREEMENT" means each pledge agreement delivered by Borrower in favor of Lender granting Lender a security interest in 100% of the Equity Interests of the applicable Project Owner.

      "BOTTOM GUARANTIES" means those certain guaranties given by JQH and listed on SCHEDULE 1.1(A) and any similar guaranties (i.e. provided for tax purposes) provided hereafter in support of Additional Hotel Projects.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day that is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are required or authorized to close.

      "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

      "CHANGE IN CONTROL" means the occurrence of any one or more of the following: (i) JQH and the JQH Trust shall collectively cease to directly or indirectly own greater than fifty percent (50%) of the Equity Interests in Borrower or (ii) JQH or the JQH Trust shall cease to directly or indirectly Control the business and affairs of Borrower.

      "CHARLEVOIX" means the proposed condominium/hotel addition to The Chateau on the Lake in Branson, Missouri.

      "CLOSING" means the execution and delivery of this Agreement, the satisfaction or written waiver of all conditions for disbursement of the Initial Loan to or for the benefit of Borrower and the disbursement of the Initial Loan to, or upon the order of, Borrower.

      "CLOSING DATE" means the date on which the Closing occurs.

      "CODE" means the United States Internal Revenue Code of 1986, and any rule or regulation promulgated thereunder from time to time.

      "COLLATERAL" means the assets pledged to Lender as collateral security for repayment of the Loans.

      "COMMENCEMENT OF CONSTRUCTION" means, with respect to any Hammons Hotel, commencement of construction of the applicable Improvements, excluding design, demolition and site preparation.

      "CONFIDENTIAL INFORMATION" is defined in Section 9.12.

      "CONTINGENT OBLIGATION," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person: (A) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (B) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (C) under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect the applicable Person against fluctuations in interest rates; or (D) under any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect that Person against fluctuations in currency values. Contingent Obligations shall include (1) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (2) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement, and (3) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

      "CONTRACTUAL OBLIGATION," as applied to any Person, means any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument, including without limitation, Franchise Agreements, whether written or oral, to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject, including the Loan Documents.

      "CONTROL" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with") means the possession directly or indirectly of the right to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

      "DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

      "DEFAULT INTEREST" is defined in Section 2.2(A)(ii).

      "DEFAULT RATE" means a rate per annum equal to the Base Rate or Unapplied Preferred Default Rate, as applicable, plus five percent (5.00%).

      "DEMISE" means the death of JQH, a judicial determination of incompetency of JQH or analogous judicial determination of JQH, or the physical or mental incapacity of JQH to such an extent that he is prevented from performing his executive functions on a full time basis.

      "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

      "EARLY REDEMPTION PRICE" has the meaning specified in the Partnership Agreement.

      "EMBARGOED PERSON" is defined in Section 4.7.

      "EMPLOYEE BENEFIT PLAN" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under
Part 3 of Title I of ERISA or Section 412 of the Code and is either (a) maintained by any Person or any member of a Controlled Group for employees of such Person or any member of such Controlled Group or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which such Person or any member of a Controlled Group is then making or has any obligation to make contributions or, within the preceding five (5) plan years, has made or has had any obligation to make contributions.

      "ENVIRONMENTAL CLAIMS" is defined in Section 4.11.

      "ENVIRONMENTAL LAWS" means all present and future Legal Requirements imposing liability, standards of conduct or otherwise pertaining or relating to, or for, the environment, industrial hygiene, the regulation of Hazardous Materials, natural resources, pollution or waste management, including the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C.
Section 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C.
Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C.
Section 6901, et seq.); Sections 25117, 25281, 25316 or 25501 of the California Health & Safety Code; any so-called "Superfund" or "Superlien" law; the Toxic Substance Control Act of 1976 (15 U.S.C. Section 2601 et seq.); the Clean Water Act (33 U.S.C. Section 1251 et seq.); and the Clean Air Act (42 U.S.C. Section 7901 et seq.).

      "ENVIRONMENTAL REPORT" means all Phase I Environmental Site Assessments, Phase II Environmental Site Assessments or other environmental investigation or assessment report obtained by or on behalf of Borrower or Affiliate with respect to any Property.

      "EQUITY INTERESTS" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

      "ERISA" means the Employee Retirement Income Security Act of 1974, and all rules and regulations promulgated thereunder.

      "ERISA AFFILIATE" means any Person who is a member of a group which is under common control with another Person, who together with such other Person is treated as a single employer within the meaning of Sections 414(b), (c), (m) and
(o) of the IRC or Sections 4001 of ERISA. Carveout Guarantor shall be deemed to be an ERISA Affiliate of Borrower for purposes of this Agreement, irrespective of whether it and Borrower would be treated as a single employer.

      "EVENT OF DEFAULT" is defined in Section 7.1.

      "EXCESS INTEREST" is defined in Section 2.2(C).

      "EXISTING HAMMONS HOTEL PROJECT" means any Hotel Project owned directly or indirectly by JQH and/or the JQH Trust as of the Closing Date and listed on
SCHEDULE 1.1(B) attached hereto.

      "FACILITY" has the meaning given to such term in the Recitals to this Agreement.

      "FACILITY AVAILABILITY AMOUNT" means (a) the principal amount opposite each applicable period below, with each "YEAR" meaning the period from the Closing Date (for Year 1, or the applicable anniversary of the Closing Date for subsequent years) to and including the day immediately preceding the next subsequent anniversary of the Closing Date:

     PERIOD                                    AMOUNT
     ------                                    ------
     Year 1                                 $ 75,000,000
     Year 2                                 $175,000,000
     Year 3                                 $225,000,000
     Year 4                                 $250,000,000
Year 5 and later                            $275,000,000

less, (b) (1) 100% of any amount required to be prepaid (but not yet prepaid) pursuant to Section 2.4(D)(i), (ii), (iv) or (v), (2) 100% of any amount prepaid pursuant to Section 2.4(D)(iii); provided that such deduction under this clause
(b)(2) shall be reduced to 50% of the amount prepaid under Section 2.4(d)(iii) if, at the applicable date of determination, the Net Worth (as evidenced by the latest Net Worth Certificate) is at least equal to the Minimum Net Worth Amount and (3) 50% of the amount of the Unapplied Early Redemption Price.

      "FINANCING STATEMENTS" mean the UCC-1 financing statements naming Borrower, as debtor, and Lender, as secured party, indicating the Collateral as collateral and filed with such filing offices as Lender may require.

      "FIRREA" means The Financial Institutions Reform, Recovery and Enforcement Act of 1989, Pub. L. No. 101-73 Stat. 183 (1989) and the regulations adopted pursuant thereto, as the same may be amended from time to time.

      "FRANCHISE AGREEMENT" means an agreement pursuant to which a Project Owner or Manager is granted the right to operate the Land and Improvements as a franchise.

      "FRANCHISOR" means any franchisor under a Franchise Agreement, together with its successors and assigns.

      "GAAP" means generally accepted accounting principles in the United States of America, consistently applied, as of the date in question.

      "GOVERNMENTAL AUTHORITY" means any (i) federal, state, local, provincial, municipal, foreign or other government, (ii) governmental or quasi-governmental authority of any nature, or (iii) other body exercising any statutory administrative, judicial, arbitrative, legislative, police, regulatory or taxing authority or power.

      "GUARANTORS" mean JQH, the JQH Trust and Hammons, Inc..

      "GUARANTOR PLEDGE AGREEMENT" means the pledge agreement delivered by the Guarantors in favor of Lender granting Lender a security interest in the Preferred Equity Interests and 100% of the Equity Interests in Borrower. The Guarantor Pledge Agreement will include consent rights with respect to notice and approval rights granted to the Hammons Limited Partners which shall be exercisable by Lender at all times prior to the payment of the Obligations in full.

      "GUARANTY" means that certain Guaranty of the Guarantors in favor of Lender of even date herewith.

      "HAMMONS HOTELS" means, collectively, the Existing Hammons Hotel Projects and the Additional Hotel Projects.

      "HAZARDOUS MATERIALS" means (a) any pollutants, toxic substances, oil, gasoline, petroleum products, asbestos, materials or substances containing asbestos, explosives, chemical liquids or solids, radioactive materials, polychlorinated biphenyls or related or similar materials, or any other solid, liquid or other emission, substance, material, product or by-product defined, listed or regulated as a hazardous, noxious, toxic or solid substance, material or waste or defined, listed or regulated as causing cancer or reproductive toxicity, or otherwise defined, listed or regulated as hazardous or toxic in, pursuant to, or by any Environmental Law, now or hereafter enacted, amended or modified, (b) any substance which is or contains asbestos, radon, polychlorinated biphenyl, urea formaldehyde foam insulation, explosive or radioactive material, lead paint, motor fuel or other petroleum hydrocarbons,
(c) fungus, mold, mildew, or other biological agents the presence of which may adversely affect the health of individuals or other animals or materially adversely affect the value or utility of any Hammons Hotel, and/or (d) any other substance which causes or poses a threat to cause a contamination with respect to all or any portion of any Hammons Hotel or any adjacent property or a hazard to the environment or to the health or safety of Persons.

      "HOTEL PROJECT" means any full service or extended-stay hotel project, including any adjacent convention facilities, condo/hotels, restaurants and ancillary retail components.

      "IMPOSITIONS" means all real estate and personal property taxes, and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution of this Agreement may be assessed, levied or imposed by, in each case, a Governmental Authority upon any Hammons Hotel or upon the ownership, use, leasing, occupancy, operation or enjoyment thereof, and any interest, cost or penalties imposed by such Governmental Authority with respect to any of the foregoing. Impositions shall not include any sales or use taxes or any net income taxes payable by Borrower.

      "IMPROVEMENTS" means, with respect to any Hammons Hotel, all buildings, improvements, alterations or appurtenances now, or at any time hereafter, located upon, in, under or above the applicable Land or any part thereof. Improvements also include all buildings, improvements, alterations or appurtenances not located on, in, under or above the Land to the extent of the applicable Project Owner's right, title and interest therein.

      "INDEBTEDNESS" means, with respect to any Person, without duplication, (a) any indebtedness of such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of any property or asset of such Person to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person), (b) any obligations of such Person for the deferred purchase price of property or services, (c) any obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) any obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) any obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as Capital Leases, (f) any obligations of such Person as a result of any final judgment rendered against such Person or any settlement agreement entered into by such Person with respect to any litigation unless such obligations are stayed upon appeal (for so long as such appeal shall be maintained) or are fully discharged or bonded within thirty (30) days after the entry of such judgment or execution of such settlement agreement, (g) any obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit or similar extensions of credit, (h) any

Contingent Obligations, (i) any Indebtedness of others referred to in clauses
(a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (1) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered), or (4) otherwise to assure a creditor against loss, and (j) any Indebtedness referred to in clauses (a) through (i) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

      "INDEMNIFIED LIABILITIES" is defined in Section 9.3.

      "INDEMNITEES" is defined in Section 9.3.

      "INDEPENDENT PERSON" has the meaning ascribed to it in SCHEDULE 6.8.

      "INITIAL LOAN" means the initial Loan made by Lender to Borrower pursuant to this Agreement.

      "INTEREST PERIOD" means the period commencing on a Payment Date and ending on and including the day immediately prior to the next succeeding Payment Date.

      "INTEREST RATE" means the applicable of the Base Rate, the Suspension Default Rate, the Unapplied Preferred Default Rate or the Default Rate.

      "INTERIM LINE OF CREDIT" means the line of credit in the principal amount of up to $25,000,000 granted by Lender, as lender, to JQH, the JQH Trust, as borrowers, pursuant to that certain Loan Agreement, dated as of June 14, 2005.

      "INVESTMENT" means (A) any direct or indirect purchase or other acquisition by Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other Equity Interests of, any other Person or (B) any direct or indirect loan, advance or capital contribution by Borrower or any of its Subsidiaries to any other Person, including all Indebtedness and accounts receivable issued or incurred by that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business.

      "ISTAR" means iStar Financial Inc.

      "JQH" means John Q. Hammons, an individual.

      "JQH TRUST" means the John Q. Hammons Revocable Living Trust, dated December 28, 1989, as amended and restated.

      "LAND" means, with respect to any Hammons Hotel, the land underlying the Hammons Hotel and upon which the applicable improvements are or will be located, including any easements or other appurtenances.

      "LATE CHARGE" is defined in Section 2.2(D).

      "LEGAL REQUIREMENTS" means all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting Borrower, any Project Owner, any Hammons Hotel or any part thereof, the construction, use, leasing, alteration or operation thereof, or any part thereof, or any or all of the Collateral, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments of record at any time in force affecting Borrower, any Project Owner, any Hammons Hotel, or any part thereof, or any or all of the Collateral.

      "LIBOR RATE" or "LONDON INTERBANK OFFERED RATE" means a floating interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the London Interbank Offered Rate (LIBOR) with a one month maturity as reported in the "Money Rates" column or section of The Wall Street Journal published on the second full Business Day preceding the first day of the applicable Interest Period.

      "LIEN" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement, any lease, and any agreement to give any security interest).

      "LIQUIDATION EVENT" means, with respect to any Hammons Hotel (i) any casualty or condemnation resulting in the payment of any insurance proceeds or condemnation awards to the applicable Project Owner under the terms of the related Underlying Loan for any purpose other than restoration of the applicable Improvements, (ii) a Transfer of ownership interests in such Hammons Hotel (other than granting a mortgage lien in connection with obtaining an Underlying Loan in accordance with this Agreement), or (iii) any refinancing of the Underlying Loan or any other Indebtedness secured by such Hammons Hotel or the Equity Interests in the Project Owner.

      "LOAN" and "LOANS" are defined in Section 2.1.

      "LOAN DOCUMENTS" means this Agreement, the Note, the Pledge Agreements, the Guaranty, the Financing Statements, the Subordination of Management Agreement and all other documents, instruments, certificates and other deliveries made by Borrower to Lender in accordance herewith or which otherwise evidence, secure and/or govern the Loans.

      "LOAN MONTH" means a calendar month.

      "LOAN PARTIES" means Borrower and the Guarantors.

      "LOAN QUARTER" means a calendar quarter.

      "LOAN REQUEST" means a written request for a Loan substantially in the form of Exhibit A.

      "MANAGEMENT AGREEMENT" means the _________________ [Management Agreement] between a Project Owner and Manager.

      "MANAGER" means John Q. Hammons Hotels Management, LLC.

      "MANDATORY PREPAYMENT DUE DATE" means the date that is five (5) days after the event that gave rise to Borrower's obligation to repay (in whole or in part) the applicable Loan or Loans except that with respect to prepayments due under Sections 2.4(D)(i) and (iii), five (5) Business Days after written notice from Lender.

      "MATERIAL ADVERSE EFFECT" means (A) a material adverse effect upon the business, operations, properties, assets or financial condition of Borrower or
(B) the impairment, in any material respect, of the ability of any Loan Party to perform its obligations under any of the Loan Documents or of Lender to enforce or collect any of the Obligations. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other events occurring prior to such event would result in a Material Adverse Effect.

      "MATERIAL CHANGE" means, with respect to any Hammons Hotel, any of the following events occurring after the grant by Lender of a Project Approval or delivery of the applicable Project File:

            (A) a change in the plans and specifications for the applicable Improvements that represents a material change in the scope or nature of the applicable Hammons Hotel as reasonably determined by Lender, including any such change that would require additional permits, approvals or variances of a material nature from any applicable Governmental Authorities;

            (B) a material change to the applicable Project Budget, including any change that would result in (i) the principal amount of the applicable Underlying Loan exceeding 75% of the total budgeted cost, or (ii) the actual or projected total budgeted cost of a Hammons Hotel exceeds the approved Project Budget by 3% or more, unless the difference is contributed by Borrower or the Project Owner as a cash equity contribution;

            (C) a change to the pro forma statements of operations for the applicable Hammons Hotel that indicates that such Hammons Hotel will not produce sufficient gross revenue to become a Stabilized Hotel plus fund the debt service (as reasonably determined by Lender) on any Loans or portions thereof, the proceeds of which would be used to finance such Hammons Hotel;

            (D) the termination of the commitment with respect to the applicable Underlying Loan or the amendment or modification of the terms of such commitment in a manner materially adverse to the applicable Project Owner;

            (E) the discovery of any materially adverse environmental, seismic or physical condition with respect to the applicable Property not previously disclosed in the studies and reports furnished by Borrower to Lender;

            (F) the applicable Property shall become subject to any Lien other than Permitted Encumbrances;

            (G) any change in applicable Legal Requirements that materially adversely affects the applicable Project Owner's ability to complete or operate the applicable Hammons Hotel; or

            (H) any other event that materially adversely affects the applicable Hammons Hotel.

      "MATURITY DATE" means [    ], 20[18] or such earlier date as the Loans are
prepaid in full or accelerated.

      "MAXIMUM RATE" is defined in Section 2.2(C).

      "MINIMUM NET WORTH AMOUNT" means an amount equal to $250,000,000.

      "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years, or for which Borrower or any ERISA Affiliate has any liability, including contingent liability.

      "NET LIQUIDATION PROCEEDS AFTER DEBT SERVICE" means, with respect to any Liquidation Event, all amounts paid to or received by or on behalf of the applicable Project Owner in connection with such Liquidation Event, including proceeds of any sale, refinancing or other disposition or liquidation, less (a) in the case of casualty or condemnation proceeds, the reasonable third party out-of-pocket costs incurred by such Project Owner in connection with a restoration of the Property made in accordance with the terms of the applicable Underlying Loan, (b) amounts required to be paid pursuant to the terms of the applicable Underlying Loan to the lender thereof, (c) the amount of all accrued but unpaid interest on that portion of the Outstanding Amount that is required by Section 2.4(D)(iv) to be prepaid following such Liquidation Event, and (d) in the case of a refinancing of an Underlying Loan or a Transfer, the reasonable and customary out-of-pocket costs and expenses actually incurred to third parties in connection with such refinancing or Transfer, including brokerage fees, transfer taxes, reasonable attorneys' fees and similar costs.

      "NET WORTH" means at any time:

      (a) the total assets of JQH and the JQH Trust that would be shown as assets on a consolidated balance sheet of JQH and the JQH Trust as of such time prepared in accordance with the Accounting Rules, (i) valuing such assets on a current fair market value basis, except that until a Hammons Hotel is either Substantially Completed and open for business or materially impaired as a result of an occurrence that could prevent the Hammons Hotel from becoming

Substantially Completed within the originally contemplated time frame, the value of the equity in such Hammons Hotel shall be considered equal to the principal amount of the Loans advanced with respect to such Hammons Hotel, (ii) excluding
(A) the Preferred Equity Interest and any interest of JQH in JQH, Inc., and (B) any Unapplied Early Redemption Price, and (iii) after eliminating all amounts properly attributable to minority interests in any Subsidiary, minus

      (b) the total liabilities of JQH and his Subsidiaries that would be shown as liabilities on a consolidated balance sheet of JQH and his Subsidiaries as of such time prepared in accordance with the Accounting Rules, (i) excluding the Loans, (ii) including Contingent Obligations whether or not JQH is personally liable therefor, but excluding any Contingent Obligations under the Bottom Guaranties.

      "NET WORTH AGREED-UPON PROCEDURES" means procedures acceptable to Lender to be used to verify the Net Worth, such as, but not limited to the following:
________________. Borrower shall have the right to request modifications to the Net Worth Agreed-Upon Procedures from time to time, subject to Lender's approval, which approval shall not be unreasonably withheld. Prior to January 31 of any year Lender shall have the right to require reasonable changes to the Net Worth Agreed-Upon Procedures from time to time following any material change in the composition, nature or relative valuations of the assets of JQH and his Subsidiaries. [TO BE COMPLETED PRIOR TO CLOSING.]

      "NET WORTH CERTIFICATE" means a certificate from JQH delivered to Lender certifying the Net Worth as of December 31 of the prior calendar year and compiled by a nationally recognized firm of certified public accountants, including BKD, LLP, a member of Moores Rowland International, in accordance with the Accounting Rules and setting forth such additional information regarding the assets and liabilities of JQH, the JQH Trust and their respective Subsidiaries as shall be necessary to fully and fairly reflect the Net Worth.

      "NOTE" means the Promissory Note, together with any Substitute Notes and all future advances, extensions, renewals, substitutions, modifications and amendments of the Promissory Note and any Substitute Notes.

      "OBLIGATIONS" means, in the aggregate, all obligations, liabilities and indebtedness of every nature of any Loan Party from time to time owed to Lender under the Loan Documents, including the principal amount of the Loans, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable to Lender under the Loan Documents whether before or after the filing of an Action under the Bankruptcy Code by or against any Loan Party. The term "Obligations" shall also include any judgment against any Loan Party with respect to such obligations, liabilities and indebtedness of any Loan Party.

      "OFAC" is defined in Section 4.7.

      "OFAC LIST" is defined in Section 4.7.

      "ORGANIZATIONAL DOCUMENTS" means, as applicable, for any Person, such Person's articles or certificate of incorporation, by-laws, partnership agreement, trust agreement, certificate of limited partnership, articles of organization, certificate of formation, shareholder agreement, voting trust agreement, operating agreement, limited liability company agreement and/or analogous documents.

      "OUTSTANDING AMOUNT" means with respect to the Loans, on any date of determination, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Loans, as the case may be, occurring on such date.

      "PARTNERSHIP " means [John Q. Hammons Hotels, L.P.], a Delaware limited partnership.

      "PARTNERSHIP AGREEMENT" means the Fourth Amended and Restated Agreement of
Limited Partnership of [      ], L.P., dated as of [         ], 2005 among JQH,
the JQH Trust, Hammons, Inc. and others.

      "PAYMENT DATE" means the first Business Day of each Loan Month.

      "PERMITTED ENCUMBRANCES" means, collectively, (a) the Liens created by the Loan Documents, (b) Liens securing the applicable Underlying Loan, (c) all Liens and other matters disclosed in the title insurance policy issued to the lender of the Underlying Loan and reasonably approved by Lender relating to the applicable Hammons Hotel or any part thereof, (d) Liens, if any, for taxes imposed by any Governmental Authority not yet delinquent or being contested in good faith by appropriate proceedings, (e) other Liens that are being contested in good faith, (f) the rights of the lessors or secured parties under any equipment lease agreements, purchase money security agreements, capital leases and other security agreements (i) incurred in the ordinary course of business and consistent with past practices, which are described in the submissions to Lender under Sections 3.1 or 3.3 and approved by Lender, such approval not to be unreasonably withheld or delayed and (ii) which do not, when combined with the Underlying Loan, exceed (y) prior to Substantial Completion, 75% of the project cost shown on the Project Budget for the applicable Hammons Hotel and (z) if the construction loan is refinanced following Substantial Completion, then the greater of 75% of the project cost shown on the Project Budget or 70% of Appraised Value (or if no Appraisal of the Hammons Hotel is available, Lender's determination of fair market value), and any financing statements filed as evidence of such lessors' or secured parties' rights, (g) the Sponsor Entity Right of First Refusal Agreement dated the Closing Date, among JQH, the JQH Trust, JD Holdings, LLC and others, and (h) such other title and survey exceptions and other Liens as Lender has approved or may approve in writing in Lender's sole discretion.

      "PERMITTED INDEBTEDNESS" means (a) with respect to Borrower, (i) the Indebtedness under the Loan Documents, and (ii) unsecured amounts not more than ninety (90) days outstanding payable by or on behalf of Borrower for or in respect of its customary corporate administration and customary administrative overhead and which are incurred by Borrower in the ordinary course of its ownership of each Project Owner and (b) with respect to each Project Owner, (i) the Indebtedness under the applicable Underlying Loan, (ii) Indebtedness under any refinancings of any Underlying Loan so long as the principal amount thereof does not exceed (y) prior to Substantial Completion, 75% of the Appraised Value of the applicable Hammons Hotel and (z) after Substantial Completion, 70% of the Appraised Value of the applicable Hammons Hotel, (iii) the Contractual Obligations in connection with construction of the applicable Improvements, (iv) trade payables incurred in the ordinary course of such Project Owner's ownership and operation of the Property and not more than ninety (90) days outstanding, (v) guaranties by Borrower of the Underlying Loans, and (vi) capital leases, purchase money security interests and other financing on the condition that all of the Indebtedness described in clauses (b) (i), (ii) and
(vi) does not exceed (y) prior to Substantial Completion, 75% of the project cost shown on the Project Budget for the applicable Hammons Hotel and (z) if the construction loan is refinanced following Substantial Completion, then the greater of 75% of the project cost shown on the Project Budget or 70% of Appraised Value (or if no Appraisal of the Hammons Hotel is available, Lender's determination of fair market value).

      "PERSON" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities and their respective permitted successors and assigns (or in the case of a Governmental Authority, the successor functional equivalent of such Person).

      "PLEDGE AGREEMENTS" means, collectively, the Borrower Pledge Agreement and the Guarantor Pledge Agreement.

      "PREFERRED EQUITY INTEREST" means the aggregate Hammons Preferred Units (as defined in the Partnership Agreement) issued to the JQH Trust and their Affiliates by the Partnership.

      "PREFERRED REDEMPTION PRICE" has the meaning specified in the Partnership Agreement.

      "PRESCRIBED LAWS" means, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism and implementing regulations thereto, (c) the International Emergency Economic Power Act, 50 U.S.C. Section 1701 et. seq., (d) all other Legal Requirements administered by the Office of Foreign Assets Control, and (e) all other Legal Requirements relating to money laundering or terrorism.

      "PROJECT APPROVAL" is defined in Section 3.3(A).

      "PROJECT BUDGET" means a construction budget setting forth the projected costs and expenses for the acquisition, construction and development of the related Hammons Hotel.

      "PROJECT FILE" means, collectively, the items specified in Section 3.4(A).

      "PROJECT OWNER" means a Special Purpose Bankruptcy Remote Entity that is a wholly-owned Subsidiary of Borrower and is formed to acquire, own, develop, construct and operate Hammons Hotels or Land is acquired in contemplation of construction of a Hammons Hotel.

      "PROMISSORY NOTE" means the Promissory Note dated of even date herewith made by Borrower to the order of Lender in the original principal amount of $275,000,000.

      "PROPERTY" means, collectively, with respect to any Hammons Hotel, the Land and Improvements comprising such Hammons Hotel.

      "PROPRIETARY RIGHTS" is defined in Section 4.9.

      "SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITY" is defined in SCHEDULE 6.8.

      "STABILIZED HOTEL" means any Hammons Hotel (A) as to which all construction, renovation or improvement contemplated by the applicable Project Budget has been fully completed (including any so-called "punch list items") and
(B) that has demonstrated to the reasonable satisfaction of Lender (on the basis of financial statements delivered to Lender in accordance with the terms of this Agreement) the ability to generate annual operating revenue sufficient to pay as and when due (i) all operating expenses incurred by the applicable Project Owner over the course of an operating year for such Hammons Hotel and (ii) all scheduled debt service on the applicable Underlying Loan during such period.

      "SUBORDINATION OF MANAGEMENT AGREEMENT" means an agreement between Lender and Manager providing for the subordination of Manager's rights under the Management Agreement.

      "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which Equity Interests representing more than fifty percent (50%) of the Equity Interests or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held, and (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

      "SUBSTANTIALLY COMPLETED" and "SUBSTANTIAL COMPLETION" mean (a) the Improvements contemplated by the applicable Project Budget and plans and specifications submitted to and approved by Lender as part of a Project Approval have been completed in substantial accordance with such plans and specifications and without any Material Change unless approved by Lender, (b) all material permits and approvals required for the normal use and occupancy of the applicable Property (including a certificate of occupancy if required for occupancy under applicable Legal Requirements) shall have been issued by the appropriate Governmental Authority and shall be in full force and effect, (c) the applicable Improvements shall have been equipped with all furnishings, fixtures, equipment and furniture required for the intended use and operation of the Improvements, and (d) all material revenues generating components of the Improvements are open for business to the public.

      "SUBSTITUTE NOTE" means all notes given in substitution or exchange for the Promissory Note or another Substitute Note.

      "SUSPENSION DEFAULT RATE" means for each Interest Period following the occurrence of a Suspension Event, a variable rate per annum equal to the sum of the LIBOR Rate or the

Alternate Rate, as the case may be for such Interest Period, plus five percent (5%) increasing or decreasing with each increase or decrease in the LIBOR Rate, or the Alternate Rate, as the case may be (as and when the LIBOR Rate or the Alternate Rate changes as described herein).

      "SUSPENSION EVENT" is defined in Section 7.2(D).

      "TAX LIABILITIES" is defined in Section 2.6.

      "TRANSFER" means, (a) when used as a verb, to, directly or indirectly, lease, sell, assign, convey, give, exchange, devise, mortgage, encumber, pledge, hypothecate, alienate, grant a security interest, or otherwise create or suffer to exist any Lien, transfer or otherwise dispose, or to contract or agree to do any of the foregoing, whether by operation of law, voluntarily, involuntarily or otherwise as well as any other action or omission which has the practical effect of initiating or completing any of the foregoing and (b) when used as a noun, a direct or indirect, lease, sale, assignment, conveyance, gift, exchange, devise, mortgage, encumbrance, pledge, hypothecation, alienation, grant of a security interest or other creation or sufferance of a Lien, transfer or other disposition, or contract or agreement by which any of the foregoing may be effected, whether by operation of law, voluntary or involuntary and any other action or omission which has the practical effect of initiating or completing any of the foregoing.

      "UCC" means the Uniform Commercial Code as in effect in the State of New York.

      "UNAPPLIED PREFERRED DEFAULT RATE" is defined in Section 2.2(A)(i).

      "UNAPPLIED EARLY REDEMPTION PRICE" is defined in Section 2.4(D)(i).

      "UNDERLYING LOAN" means, with respect to any Hammons Hotel, a loan or loans made to a Project Owner by a lender that is not an Affiliate of Borrower
(a) which loan shall be secured by a first priority mortgage or deed of trust encumbering the applicable Property, (b) the proceeds of which will be used to finance a portion of the costs of acquisition, development, construction and renovation of such Hammons Hotel in accordance with the applicable Project Budget, and (c) the maximum aggregate principal amount of which shall not exceed 75% of the hard and soft costs set forth in the Project Budget.

      "UNIFORM SYSTEM OF ACCOUNTS" means Uniform System of Accounts for Hotels, 9th Edition, International Association of Hospitality Accountants (19__), as from time to time amended.

      "UPDATED NET WORTH CERTIFICATE" means a Net Worth Certificate updated as of the end of the applicable Loan Quarter and calculated in accordance with the Accounting Rules.

      "W&H AGREEMENTS" means the agreements between the applicable Project Owners and Winegardner and Hammons with respect to the provision of certain accounting services for the Hammons Hotels.

1.2 TERMS; UTILIZATION OF ACCOUNTING RULES FOR PURPOSES OF FINANCIAL STATEMENTS UNDER AGREEMENT. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with the Accounting Rules.

Financial statements and other information furnished to Lender pursuant to
Section 5.1 shall be prepared in accordance with the Accounting Rules as in effect at the time of such preparation. No Accounting Changes shall affect standards or terms in this Agreement; provided, that, Borrower shall prepare footnotes to the financial statements required to be delivered hereunder that describe any Accounting Changes impacting such financial statements.

1.3 OTHER DEFINITIONAL PROVISIONS. References to "SECTIONS," "SUBSECTIONS," "EXHIBITS" and "SCHEDULES" shall be to Sections, Subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "HEREOF," "HEREIN," "HERETO," "HEREUNDER" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other genders; references to "WRITING" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "INCLUDING," "INCLUDES" and "INCLUDE" shall be deemed to be followed by the words "WITHOUT LIMITATION"; the phrase "AND/OR" shall mean that either "and" or "or" may apply; the phrases "ATTORNEYS' FEES," "LEGAL FEES" and "COUNSEL FEES" shall include any and all reasonable attorneys', paralegal and law clerk fees and disbursements, including court costs, fees and disbursements at the pre-trial, trial and appellate levels incurred or paid by Lender in protecting its interest in the Collateral and enforcing its rights hereunder and/or the other Loan Documents; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; references to a Person's "KNOWLEDGE" in this Agreement or the other Loan Documents refers to the actual knowledge of the Person in question and such knowledge as a reasonably prudent Person would have acquired by virtue of such inquiry and due diligence as a reasonably prudent Person would have undertaken; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Where any provision of this Agreement or any of the other Loan Documents refers to action to be taken by any Person, or to an action which a Person is prohibited from taking, such provisions shall be applicable whether such action is taken directly by such Person or indirectly under the control of such Person.

                                   SECTION 2
                          AMOUNTS AND TERMS OF THE LOAN

2.1 LOAN DISBURSEMENT AND NOTE.

            (A) Upon the terms and subject to the conditions set forth in this Agreement, Lender agrees to make loans (the "LOANS" and each such loan, a "LOAN") to Borrower from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the Facility Availability Amount. Subject to the other terms and conditions of this Agreement, Borrower may borrow under this Section 2.1, prepay under Section 2.4, and re-borrow under this Section 2.1. The proceeds of the Loans shall be used to (i) fund equity investments in Project Owners, which funds shall be used to pay capital expenses (as classified under GAAP) relating to Existing Hammons Hotel Projects and Additional Hotel Projects, (ii) make interest payments under this Agreement and the Note, and (iii) repay in full the outstanding amount of the Interim Line of Credit. The Loans shall be evidenced by the Note. The Obligations of Borrower under this Agreement, the Note and the other Loan Documents are secured by, among other things, the Liens created or arising under this Agreement and the other Loan Documents.

            (B) Each Loan shall be made upon Borrower's irrevocable delivery to Lender of a Loan Request appropriately completed and signed by Borrower. Each such Loan Request must be received by Lender not later than 11:00 a.m. ten (10) Business Days prior to the requested date of the applicable Loan. Each Loan shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (provided that a Loan requested solely to fund interest may be in a lesser amount). Each Loan Request shall specify (i) the requested date of the Loan, (which shall be a Business Day and shall not be a day less than five (5) Business Days prior to the last day of any Loan Month), (ii) the principal amount of the Loan to be borrowed, and (iii) a detailed break-down of the proposed use of the proceeds of the Loan, including designation of the applicable Hammons Hotel(s). Borrower may not request more than one Loan per Loan Month except that two (2) times in any calendar year, Borrower may request a second Loan in a Loan Month.

            (C) Upon satisfaction of the applicable conditions set forth in
      Section 3, Lender shall make Loans available to Borrower by the wire transfer of immediately available federal funds, in each case in accordance with instructions provided to (and reasonably acceptable to) Lender by Borrower. Lender hereby agrees that it shall make good faith efforts to fund each Loan not later than 11:00 a.m. as of the requested date of such Loan as set forth in the applicable Loan Request.

2.2 INTEREST.

            (A) INTEREST RATE. The outstanding principal balance of the Loans shall bear interest at the Base Rate from the date each such Loan is made until such Loan is paid in full. The foregoing notwithstanding:

               (i) if (1) Borrower has elected in accordance with Section 2.4(D)(i) not to apply all or any part of the Unapplied Early Redemption Price to the repayment of the Outstanding Amount and (2) the death of JQH occurs prior to the fifth (5th) anniversary of the Closing Date, then from and after the first day of the first Interest Period commencing after the first payment of the Early Redemption Price is made, a portion of the Outstanding Amount equal to the amount of the Unapplied Early Redemption Price shall bear interest at the LIBOR Rate or the Alternate Rate, as the case may be, plus four percent (4.0%) (the "UNAPPLIED PREFERRED DEFAULT RATE"), any subsequent mandatory prepayment of the Outstanding Amount shall be applied first to the portion of the Outstanding Amount bearing interest at the Base Rate until all such amounts have been repaid and any subsequent optional prepayment of the Outstanding Amount shall be applied first to the portion of the Outstanding Amount bearing interest at the Unapplied Preferred Default Rate until all such amounts have been repaid; and

               (ii) (1) upon and during the continuance of any Default by Borrower in the payment of any sum of principal, interest or other Obligations of Borrower owing to Lender when due, (2) during the existence of any Event of Default (unless but only for so long as such Event of Default is deemed to be a Suspension Event under Section 7.2(D)), or (3) after the Maturity Date or earlier upon acceleration of the Loans, the principal amount of each Loan shall bear interest ("DEFAULT INTEREST") at the Default Rate. With respect to any scheduled payments of principal and interest (excluding the payment due on the Maturity Date), Borrower will be entitled to a grace period of two (2) days from the date on which such scheduled payment was due before Default Interest is imposed by reason of such late payment; provided, that such grace period will not be available more than twice in any calendar year, and if Borrower fails to make the required payment within said two (2) day period, Default Interest will be calculated from the original due date. Except as set forth in the preceding sentence, Default Interest shall commence, without notice, immediately upon and from the occurrence of the events described in (1), (2) or (3) above, as the case may be, and shall continue until all Defaults are cured and all sums that have become due and payable under the Loan Documents are paid in full. Default Interest shall be payable upon demand, and, to the extent unpaid, shall be compounded monthly at the Default Rate.

               (iii) upon and during the continuance of any Suspension Event the principal amount of each Loan shall bear interest at the Suspension Default Rate.

            (B) COMPUTATION AND PAYMENT OF INTEREST. Interest on the Loans and all other Obligations owing to Lender shall be computed on the daily Outstanding Amount on the basis of actual days elapsed and a 360-day year. Interest on the Loans is payable in arrears on each Payment Date to Lender as specified in Section 2.3. In addition, all accrued and unpaid interest shall be paid to Lender on the earlier of the date of any prepayment (to the extent prepayment is permitted or required under Section 2.4) and maturity, whether by acceleration or otherwise.

            (C) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or the other Loan Documents, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("EXCESS INTEREST"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this Section shall govern and control; (2) Borrower shall not be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations due and owing to Lender (without any prepayment penalty or premium therefor) or for accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "MAXIMUM RATE"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and
      (5) Borrower shall not have any action against Lender for any damages arising out of the payment or collection of any Excess

      Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligation due and owing to Lender is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations due and owing to Lender shall, to the extent permitted by law, remain at the Maximum Rate until Lender shall have received or accrued the amount of interest which Lender would have received or accrued during such period on Obligations due and owing to Lender had the rate of interest not been limited to the Maximum Rate during such period.

            (D) LATE CHARGES. If any scheduled payment of principal and/or interest or other Obligation owing pursuant to this Agreement or the other Loan Documents is not paid when due, Borrower shall pay to Lender, in addition to all sums otherwise due and payable, a late charge ("LATE CHARGE") in an amount equal to three percent (3%) of the unpaid amount. With respect to regular monthly payments of interest (excluding the payment due on the Maturity Date), Borrower will be entitled to a grace period of two (2) days from the applicable date due before a Late Charge is imposed by reason of such late payment; provided, that such grace period will not be available more than twice in any calendar year. Any unpaid Late Charge shall bear interest at the Default Rate until paid.

2.3 INTEREST PAYMENTS. On each Payment Date Borrower shall pay to Lender interest on the Outstanding Amount accrued from and including the immediately preceding Payment Date, to, but not including, the Payment Date on which such payment is to be made.

2.4 PRINCIPAL PAYMENTS AND PREPAYMENTS ON THE LOANS.

            (A) MANNER AND TIME OF PAYMENT. Borrower shall pay all of the Obligations arising under this Agreement and the other Loan Documents relating to the Loans as such amounts become due or are declared due pursuant to the terms of this Agreement and the other Loan Documents. All payments shall be made without deduction, defense, setoff or counterclaim, by the wire transfer of immediately available funds to Lender's account at JP Morgan Chase for the account of iStar Financial Inc., Account No. 9102757938, JP Morgan Chase Bank ABA 021000021 Reference: JQH Lendco Loan, or at such other place as Lender may direct from time to time by notice to Borrower. Borrower shall receive credit for such funds on the date received if such funds are received by Lender by 2:00 P.M. (New York time) on such day. If such funds are received after 2:00 P.M. (New York time), such funds shall be deemed to have been paid by Borrower on the following Business Day. Whenever any payment to be made under the Loan Documents shall be stated to be due on a day that is not a Business Day, or any time period relating to a payment to be made hereunder is stated to expire on a day that is not a Business Day, the payment may be made on the following Business Day, the period will not expire until such following Business Day and interest will continue to accrue during any such extended period.

            (B) MATURITY. The entire outstanding principal balance of the Loans, together with all accrued and unpaid interest thereon and all other Obligations owing to Lender pursuant to the Loan Documents, shall be due and payable on the Maturity Date.

            (C) OPTIONAL PREPAYMENTS. The Outstanding Amount may be prepaid, in whole or in part (in increments of not less than $1,000,000), upon not less than thirty (30) days irrevocable prior notice to Lender.

            (D) MANDATORY PREPAYMENTS.

               (i) Borrower shall be obligated to repay the Outstanding Amount, in whole or in part, together with any accrued and unpaid interest on the amount repaid, to the extent of any proceeds whenever received on or with respect to Preferred Equity Interest (including, without limitation, from the redemption, repurchase or liquidation of the Preferred Equity Interest); provided, that, so long as (A) no Default or Event of Default (including a Suspension Event) shall have occurred and be continuing, (B) the Net Worth, as evidenced by the most recent Net Worth Certificate delivered to Lender, is equal to or greater than the Minimum Net Worth Amount, and (C) the unpaid Preferred Redemption Price (after deduction of the Early Redemption Price) of the Preferred Equity Interest is greater than the sum of the Outstanding Amount plus the unfunded Facility Availability Amount, then JQH's estate may elect by notice to Lender that the mandatory prepayment requirements of this
         Section 2.4(D)(i) not apply to all or any portion of the proceeds of the exercise of the Early Redemption Rights (as defined in the Partnership Agreement) (any such proceeds being referred to herein as the "UNAPPLIED EARLY REDEMPTION PRICE").

               (ii) In the event of (A) a foreclosure of any Underlying Loan or
         (B) a Bankruptcy Event shall occur with respect to any Project Owner, Borrower shall be obligated to repay the portion of the Loans, together with any accrued and unpaid interest on the amount repaid, made with respect to the Hammons Hotel related to the Bankruptcy Event or the Underlying Loan related to the Affected Project Owner.

               (iii) Borrower shall be obligated to repay a portion of the Outstanding Amount, together with any accrued and unpaid interest on the Outstanding Amount, in the event that the Net Worth should, at any time, be less than the Minimum Net Worth Amount, such that after such prepayment the Outstanding Amount does not exceed the lesser of (A) $100,000,000 and (B) forty percent (40%) of the Net Worth at such time.

               (iv) Borrower shall be obligated to repay a portion of the Outstanding Amount, together with any accrued and unpaid interest on the amount repaid, to the extent of any Net Liquidation Proceeds After Debt Service of any Hammons Hotel if the applicable Liquidation Event occurs at any time (A) that the Net Worth is less than the Minimum Net Worth Amount, or (B) a Default (unless such Default is cured within the applicable cure period) or an Event of Default (including a Suspension Event) has occurred and is continuing.

               (v) In the event Borrower requests a disbursement of a Loan in connection with the Charlevoix in accordance with Section 3.4 and such Loan is greater than $20,000,000 as permitted under Section 3.4, then Borrower shall be obligated to repay a portion of the Outstanding Amount, together with any accrued and unpaid interest on the amount repaid, within three (3) years following Substantial Completion of such project to the extent of the difference between such Loan and $20,000,000.

               (vi) Borrower shall be obligated to make a prepayment as required by Section 3.5(C).

            (E) PAYMENT OF PREPAYMENTS; COMPENSATION. Any mandatory prepayments made pursuant to subsection (D) above shall be made on or before the Mandatory Prepayment Due Date, unless otherwise provided herein. In the event of (a) the payment of any principal of the Loans other than on a Payment Date or the Mandatory Prepayment Due Date (including as a result of an Event of Default) or (b) the failure to borrow or prepay the Loans as specified in any notice delivered pursuant to this Agreement or the other Loan Documents, then, in any such event and, in addition to the payments to be made to Lender pursuant to this Section 2.4, Borrower agrees to compensate Lender for all losses, costs, expenses and damages Lender may incur attributable to such event. A reasonably detailed notice by Lender setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section 2.4(E) shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay Lender the amount shown as due on any such notice within ten (10) Business Days after receipt thereof.

2.5 LENDER'S RECORDS; MUTILATED, DESTROYED OR LOST NOTES. The balance on Lender's books and records shall be presumptive evidence (absent manifest error) of the amounts due and owing to Lender by Borrower; provided, that, any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligation to pay the Obligations. In case any Note shall become mutilated or defaced, or be destroyed, lost or stolen, Borrower shall, upon request from Lender, execute and deliver a Substitute Note of like principal amount in exchange and substitution for the mutilated or defaced Note, or in lieu of and in substitution for the destroyed, lost or stolen Note. In the case of a mutilated or defaced Note, the mutilated or defaced Note shall be surrendered to Borrower upon delivery to Lender of the Substitute Note. In the case of any destroyed, lost or stolen Note, Lender shall furnish to Borrower, upon delivery to Lender of the Substitute Note (i) certification of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by Borrower to hold Borrower harmless.

2.6 TAXES. Any and all payments or reimbursements made under this Agreement, the Note or the other Loan Documents shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto arising out of or in connection with the transactions contemplated by the Loan Documents; excluding, however, the following: taxes imposed on the income of Lender by any jurisdiction or any political subdivision thereof; taxes that are not directly attributable to the Loans; and any "doing business" taxes, however denominated, charged by any state or other jurisdiction (all such taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto, excluding such taxes imposed on income, taxes not directly attributable to the Loans and any "doing business" taxes, herein "TAX LIABILITIES"). If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation (by the taxing authority) or application (by the taxing authority) thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation (by the taxing authority) or application (by the taxing authority) thereof, or (3) compliance by Lender with any new request or directive (whether or not having the force of law) from any Governmental Authority, does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or the Loans, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for income taxes, or franchise taxes imposed in lieu of income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of interest or tax on the overall income of Lender, taxes that are not directly attributable to the Loan and any "doing business" taxes, however denominated, charged by any state or other jurisdiction) and the result of any of the foregoing is to increase the cost to Lender of making or continuing the Loans hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender, within thirty (30) days after its demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this Section 2.6, it shall promptly notify Borrower of the event by reason of which Lender has become so entitled.

2.7 APPLICATION OF PAYMENTS. Except as otherwise expressly provided in the last sentence of this Section 2.7, all payments made hereunder shall be applied first, to the payment of any Late Charges and other sums (other than principal and interest) due from Borrower to Lender under the Loan Documents, second, to any Default Interest (including interest at the Suspension Default Rate), third to interest other than Default Interest, and last to the Outstanding Amount. Following and during the continuance of an Event of Default, all sums collected by Lender shall be applied in such order of priority to such items set forth below as Lender shall determine, in its sole discretion: (i) to the costs and expenses, including attorneys' fees incurred in the collection of any or all of the Loans due or the realization of any Collateral and (ii) to any or all unpaid amounts owing pursuant to the Loan Documents.

2.8 PLEDGE AGREEMENT. Pursuant to the Pledge Agreements, to secure the payment, performance and discharge of the Obligations, the Loan Parties will grant, assign, transfer, convey and set over unto Lender a continuing first priority, perfected security interest in and Lien upon (i) the Preferred Equity Interest,
(ii) 100% of the Equity Interests in the Borrower, and (iii) Borrower's Equity Interests in each Project Owner.

                                    SECTION 3
                               CONDITIONS TO LOANS

3.1 CONDITIONS TO INITIAL LOAN. The obligation of Lender to make the Initial Loan hereunder is subject to satisfaction of the following conditions precedent, any or all of which may be waived in whole or in part by Lender, in its sole discretion:

            (A) LOAN DOCUMENTS. On or before the Closing Date, each Loan Party shall execute and deliver and cause to be executed and delivered, to Lender each Loan Document (to which it is a party), each, unless otherwise noted, dated the Closing Date, duly executed, in form and substance satisfactory to Lender and in quantities designated by Lender (except for the Promissory Note, of which only the original shall be executed). Borrower hereby authorizes Lender to file the Financing Statements in such filing offices as Lender elects.

            (B) OPINION OF COUNSEL. Lender shall have received written opinions of counsel for the Loan Parties in form and substance reasonably satisfactory to Lender and its counsel, dated the Closing Date.

            (C) ORGANIZATIONAL AND AUTHORIZATION DOCUMENTS. Lender shall have received all documents reasonably requested by Lender, including all corporate resolutions and Organizational Documents (if applicable), with regard to the due organization, existence, internal governance, power and authority, due authorization, execution and delivery, authorization to do business and good standing of the Loan Parties, each Project Owner, the Partnership and such other Persons as Lender may reasonably designate, the validity and binding effect of the Loan Documents and other matters relating thereto, in each case in form and substance satisfactory to Lender.

            (D) PARTNERSHIP AGREEMENT. Lender shall have approved the form and substance of the Partnership Agreement and received a certificate, duly-executed by Atrium GP, LLC, as general partner of the Partnership attaching a copy of the Partnership Agreement and certifying to Lender that (i) such attached copy is true and complete, (ii) the Partnership Agreement is in full force and effect and has not been amended, modified or supplemented, and (iii) neither JQH nor any other partner of the Partnership is in default in the payment or performance of his or its obligations under the Partnership Agreement.

            (E) FINANCIAL STATEMENTS. Lender shall have received financial statements of JQH and the JQH Trust, including pro forma balance sheets dated December 31, 2004 giving effect to the making of the Initial Loan and the other transactions occurring on the Closing Date.

            (F) SEARCHES, PERFECTION AND PRIORITY. Lender shall have received and approved copies of Financing Statement, judgment, tax lien, bankruptcy and litigation search reports of such jurisdictions and offices as Lender may reasonably designate with respect to the Loan Parties and such other Persons as Lender may reasonably require. Lender shall have received such other evidence as Lender may require confirming that Lender has a continuing first priority, perfected security interest in and Lien upon the Collateral, including all Financing Statements.

            (G) INTERIM LINE OF CREDIT. Lender shall have received evidence, in form and substance satisfactory to it, that the Interim Line of Credit has been paid or, on the Closing Date, will be paid by Borrower, which payment may be funded with the proceeds of the Initial Loan.

            (H) CONSENTS. Lender shall have received evidence that all governmental, equity holder and third-party consents and approvals necessary or desirable in connection with the consummation of the transactions described herein have been obtained.

            (I) CONSUMMATION OF MERGER. The merger between JQH, Inc. and a Subsidiary of JD Holdings, LLC shall have been consummated as contemplated by that certain merger agreement dated June 14, 2005.

            (J) CERTIFIED COPY OF THE TRUST AGREEMENT. Lender shall have received a certified copy of the Trust Agreement together with such additional certifications and agreements as Lender may require.

            (K) CLOSING STATEMENT. Lender shall have received a closing statement executed by Borrower.

            (L) RECOGNITION OF PLEDGE AND AGREEMENT. An agreement recognizing the pledge of the Loan and all security therefor to iStar and containing such agreements in connection therewith as iStar may reasonably require.

            (M) MINIMUM COLLATERAL. The Pledge Agreements executed under Section 3.4(H) shall include a pledge of the Loan Parties' interest in the Chateau on the Lake, Branson, Missouri. In addition to the pledge of the equity interests in the Chateau on the Lake, the minimum cash equity investment in the Existing Hammons Hotels that are owned indirectly by Borrower through its ownership of the Project Owners will not be less than $25,000,000.

            (N) OTHER DOCUMENTS AND DELIVERIES. Borrower shall have delivered such other documents and deliveries reasonably related to the Initial Loan as Lender may reasonably request.

3.2 CONDITIONS TO ALL LOANS. The obligation of Lender to make any Loan (including the Initial Loan) is subject to the following conditions precedent, any or all of which may be waived in whole or in part by the Lender, in its sole discretion:

            (A) LOAN REQUEST. Lender shall have received a Loan Request in accordance with the requirements hereof.

            (B) FACILITY AVAILABILITY AMOUNT. The principal amount of such Loan, when added to the Outstanding Amount, shall not exceed the Facility Availability Amount.

            (C) DEFAULTS; EVENTS OF DEFAULT; SUSPENSION EVENTS. No Default or Event of Default (including a Suspension Event) shall exist or would result from such proposed Loan.

            (D) TRUTH OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Loan Parties contained herein or in any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on the Closing Date and on and as of the date of such Loan as if made on such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

            (E) NO LITIGATION. No Legal Requirements shall have been adopted which would have a Material Adverse Effect; no order, judgment or decree of any Governmental Authority shall have been issued or entered, and no Action shall be pending or threatened which, in the reasonable judgment of Lender, would enjoin, prohibit or restrain, the making, borrowing or repayment of the Loans or the execution, delivery or performance of the Loan Documents; and no Action shall be pending or threatened which shall impose or result in a Material Adverse Effect upon the making, borrowing or repayment of the Loans or the execution, delivery or performance of the Loan Documents.

            (F) MATERIAL ADVERSE EFFECT. No event, circumstance, or condition shall exist or shall have occurred and be continuing which has, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

            (G) MAXIMUM NUMBER OF PROJECTS. There shall be (i) no more than twelve (12) Hammons Hotels as to which the construction, renovation or improvements contemplated by the applicable Project Budget and plans and specifications approved by Lender have not been Substantially Completed (no more than six (6) of which shall be full service Hotel Projects) and
      (ii) no more than twenty (20) Hammons Hotels that are not Stabilized Hotels (including the Hammons Hotels described in clause (i) above).

            (H) MANAGEMENT AGREEMENTS. The Management Agreement shall be in effect with respect to each Hammons Hotel.

            (I) UNDERLYING LOAN CONDITIONS. No circumstance shall exist whereby the applicable Project Owner would not satisfy the conditions set forth in its Underlying Loan with respect to an advance under such Underlying Loan, other than a condition relating to the funding by such Project Owner of its required equity investment in such Project Owner.

            (J) MATERIAL CHANGE. No Material Change shall have occurred with respect to the applicable Hammons Hotel.

3.3 CONDITIONS TO LOANS FOR ADDITIONAL HOTEL PROJECTS. In addition to the conditions set forth in Sections 3.1 and 3.2, the obligation of Lender to make any Loan with respect to an Additional Hotel Project is subject to the following conditions precedent, any or all of which may be waived in whole or in part by the Lender, in its reasonable discretion:

            (A) APPROVAL OF PROJECT. Lender shall have completed a due diligence investigation of the applicable Additional Hotel Project and approved such Additional Hotel Project in its reasonable business judgment (a "PROJECT APPROVAL"), exercised in good faith, which approval shall not be unreasonably delayed, which due diligence investigation may include, without limitation, delivery by Borrower to Lender and review by Lender of:

               (i) a narrative description of the applicable Property including local market analysis and description of the planned construction, renovation or re-positioning;

               (ii) preliminary plans and specifications or construction drawings (to the extent then available) for the contemplated construction, improvements or renovation;

               (iii) a preliminary Project Budget;

               (iv) pro forma statements of operations for the first five (5) years of the proposed Additional Hotel Project;

               (v) (x) a binding commitment from a chartered bank or other institutional lender with respect to the applicable Underlying Loan, which may be conditioned on funding of the Loan hereunder and on satisfaction of typical funding conditions, and the Underlying Loan shall be made pursuant to such commitment; or

                   (y) if Borrower or Project Owner does not have such a binding commitment, a letter of intent from a chartered bank or other institutional lender with respect to the applicable Underlying Loan on the conditions that (1) in no event shall Lender be obligated to Loan more than $5,000,000 on an Additional Hotel Project before satisfaction of the condition in clause (v)(x) above; (2) in no event shall there be more than $25,000,000, in the aggregate at any time, in Loans outstanding with respect to Additional Hotel Projects which have not satisfied the condition in clause (v)(x) above and under Section 3.5; and (3) in no event shall there be more than 5 Additional Hotel Projects, at any time, for which the condition in clause (v)(x) above has not been satisfied;

               (vi) an environmental assessment with respect to the applicable Property;

               (vii) an engineering/seismic study with respect to the applicable Property to the extent obtained in connection with the Underlying Loan;

               (viii) if the applicable Additional Hotel Project involves acquisition of the applicable Land, a copy of the contract of sale or other agreement by which the Project Owner will acquire its interest in such Land and at closing of the acquisition, a copy of the buyer-seller closing statement;

               (ix) an owners title insurance policy or commitment with respect to the applicable Property;

               (x) an independent Appraisal of the Additional Hotel Project indicating the Appraised Value of such Additional Hotel Project and satisfactory to Lender in all respects;

               (xi) evidence that the proposed Additional Hotel Project will, when completed, comply with all applicable Legal Requirements, which evidence may consist of an architect's certificate and a certificate of Borrower listing all permits required to construct and complete the Additional Hotel Project and attaching copies of all of such permits that have been obtained so long as Lender is satisfied that Borrower, at all times, has obtained permits required for the applicable stage of construction; and

               (xii) evidence that the proposed Additional Hotel Project will be adequately serviced by all necessary utilities.

            (B) ORGANIZATIONAL AND AUTHORIZATION DOCUMENTS OF PROJECT OWNER. Lender shall have received all documents reasonably requested by Lender, including all resolutions and Organizational Documents, with regard to the due organization, existence, internal governance, power and authority, due authorization, execution and delivery, authorization to do business and good standing of the applicable Project Owner, and other matters relating thereto, in each case in form and substance satisfactory to Lender.

            (C) MANAGEMENT AGREEMENT. Lender shall have received and approved true, correct and complete certified copies (by Borrower) of the Management Agreement.

            (D) FRANCHISE AGREEMENT. Lender shall have received and approved a true, correct and complete certified copy (by Borrower) of any applicable Franchise Agreement.

            (E) SEARCHES, PERFECTION AND PRIORITY. Lender shall have received and approved a copy of Financing Statement, judgment, tax lien, bankruptcy and litigation search reports of such jurisdictions and offices as Lender may reasonably designate with respect to the applicable Project Owner.

            (F) PLEDGE AGREEMENT. Borrower shall have duly executed and delivered to Lender a Pledge Agreement in form and substance satisfactory to Lender and pledging to Lender 100% of the Equity Interests in the applicable Project Owner, as additional security for the Obligations. Lender shall have received such other evidence as Lender may require confirming that Lender has a continuing first priority, perfected security interest in and Lien upon the Equity Interests in the applicable Project Owner, including all Financing Statements.

            (G) MAXIMUM AMOUNT. The principal amount of such Loan, when added to the aggregate principal amount of all Loans (or portions thereof) made with respect to such Additional Hotel Project, shall not exceed (i) $20,000,000 for any Existing Hammons Hotel Project other than Charlevoix and (ii) $30,000,000 for Charlevoix.

            (H) OTHER DOCUMENTS AND DELIVERIES. Borrower shall have delivered such other documents and deliveries reasonably related to the Additional Hotel Project as Lender may reasonably request.

3.4 CONDITIONS TO LOANS FOR EXISTING HAMMONS HOTEL PROJECTS. In addition to the conditions set forth in Sections 3.1 and 3.2, the obligation of Lender to make any Loan with respect to an Existing Hammons Hotel Project is subject to the following conditions precedent, any or all of which may be waived in whole or in part by the Lender, in its sole discretion:

            (A) PROJECT FILE. Lender shall have received with respect to such Existing Hammons Hotel Project copies of:

               (i) the current plans and specifications or construction drawings;

               (ii) the current Project Budget;

               (iii) pro forma statements of operations;

               (iv) all loan documents with respect to the applicable Underlying Loan;

               (v) all Environmental Reports with respect to the applicable Property;

               (vi) all engineering/seismic studies obtained by or on behalf of Borrower or its Affiliates with respect to the applicable Property;

               (vii) the title insurance policy for the applicable Property;

               (viii) the most current survey available for the Property, which may be a pre-construction survey for the Property or if the improvements are completed, an "as built" survey; and

               (ix) copies of all construction reports, if any, obtained by or on behalf of Borrower or its Affiliates with respect to the applicable Property.

            (B) PROJECT OWNER. Title to the applicable Existing Hammons Hotel Project shall have been transferred to a Project Owner.

            (C) ORGANIZATIONAL AND AUTHORIZATION DOCUMENTS OF PROJECT OWNER. Lender shall have received all documents reasonably requested by Lender, including all resolutions and Organizational Documents, with regard to the due organization, existence, internal governance, power and authority, due authorization, execution and delivery, authorization to do business and good standing of the applicable Project Owner, and other matters relating thereto, in each case in form and substance satisfactory to Lender.

            (D) MANAGEMENT AGREEMENT. Lender shall have received and approved (such approval not to be unreasonably withheld) a true, correct and complete certified copies of the Management Agreement.

            (E) FRANCHISE AGREEMENT. Lender shall have received and approved (such approval not to be unreasonably withheld) a true, correct and complete certified copy of any applicable Franchise Agreement.

            (F) SEARCHES, PERFECTION AND PRIORITY. Lender shall have received and approved copies of Financing Statement, judgment, tax lien, bankruptcy and litigation search reports of such jurisdictions and offices as Lender may reasonably designate with respect to the applicable Project Owner.

            (G) PLEDGE AGREEMENT. Borrower shall have duly executed and delivered to Lender a Pledge Agreement in form and substance satisfactory to Lender and pledging to Lender 100% of the Equity Interests in the applicable Project Owner, as additional security for the Obligations. Lender shall have received such other evidence as Lender may require confirming that Lender has a continuing first priority, perfected security interest in and Lien upon the Equity Interests in the applicable Project Owner, including all Financing Statements.

            (H) MAXIMUM AMOUNT. The principal amount of such Loan, when added to the aggregate principal amount of all Loans made with respect to such Existing Hammons Hotel Project, shall not exceed (i) $20,000,000 for any Existing Hammons Hotel Project other than Charlevoix and (ii) $30,000,000 for Charlevoix.

            (I) OTHER DOCUMENTS AND DELIVERIES. Borrower shall have delivered such other documents and deliveries reasonably related to the Existing Hammons Hotel Project as Lender may reasonably request.

3.5 CONDITIONS TO LOANS FOR LAND ACQUISITION FOR ADDITIONAL HOTEL PROJECTS. In addition to the conditions set forth in Sections 3.1 and 3.2, the obligation of Lender to make any Loan solely for Land acquisition costs for an Additional Hotel Project is subject to the following conditions precedent, all or any of which may be waived in whole or in party by Lender, in its reasonable judgment:

            (A) LIMITATION ON LOANS. In no event shall the Loan, under this
      Section 3.5, be in an amount greater than $3,000,000 with respect to any parcel of Land or more than $15,000,000 in the aggregate.

            (B) GENERAL CONDITIONS. Borrower shall have satisfied all of the conditions of Sections 3.3(A)(i), (vi), (viii) and (ix), 3.3(B), 3.3(E), 3.3(F) and 3.3(H), which conditions are hereby incorporated by reference.

            (C) REPAYMENT. Any Loan under this Section must be repaid within twenty-four (24) months from the initial disbursement thereof if Borrower has not satisfied all of the conditions under Section 3.3 with respect to such Land to qualify it as an Additional Hotel Project.

3.6 ADVANCES AFTER THE DEMISE. In addition to the conditions set forth in
Section 3.1 through Section 3.4, no Loan shall be advanced to Borrower following the Demise unless, subject to the other provisions of this Agreement, such Loan relates to (a) an Existing Hammons Hotel Project or an Additional Hotel Project with respect to which (i) a Project Approval was granted by Lender and (ii) either (x) Commencement of Construction occurred prior to the Demise or (y) the applicable Project Owner is contractually obligated by a written agreement with a Person not Affiliated with Borrower to complete construction of the Hammons Hotel, the breach of which would result in damages in excess of $3,000,000, or
(b) the funding of any installment of interest due hereunder and the Outstanding Amount (after taking into account any Loan being requested as of the applicable date of determination) is less than $200,000,000.

3.7 ADVANCES TO PAY INTEREST, FEES AND OTHER AMOUNTS. Borrower hereby irrevocably authorizes Lender to make Loans to pay interest accrued on the Note as it comes due and to pay any fees or other amounts payable by Borrower under this Agreement or the other Loan Documents (other than the principal of any Loan) as and when such amounts are due and payable in accordance with the terms of the Loan Documents. Lender shall have the right, but not the obligation to make such Loans without notice to Borrower whether or not Lender shall have received a Loan Request with respect thereto and regardless of whether any of the conditions set forth in Section 3.2, 3.3, 3.4 or Section 3.5, as applicable, shall have been satisfied or waived.

                                   SECTION 4
                         REPRESENTATIONS AND WARRANTIES

      Borrower represents and warrants to Lender that, after giving effect to the Loans, as of the Closing Date:

4.1 ORGANIZATION, POWERS, QUALIFICATION AND ORGANIZATION CHART. Borrower is a [limited liability company] duly organized, validly existing and in good standing under the laws of Missouri. Each Project Owner is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of Missouri. Each of Borrower and each Project Owner has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted. The organization chart attached hereto as SCHEDULE 4.1 (as updated from time to time by notice to Lender pursuant to Section 5.1(J) and, upon request by Lender no more often than quarterly) correctly identifies each Affiliate of JQH and the JQH Trust, including Borrower and each Project Owner.

4.2 AUTHORIZATION OF BORROWING; NO CONFLICTS; GOVERNMENTAL CONSENTS; BINDING OBLIGATIONS AND SECURITY INTERESTS IN COLLATERAL. Borrower has all requisite power and authority to incur the Obligations evidenced by the Note and other Loan Documents, to execute and deliver the Loan Documents and to perform the terms thereof, to own the Hammons Hotels (whether directly or indirectly) and to continue its businesses and affairs as presently conducted. The incurring of the Obligations and the execution, delivery and performance by Borrower of each of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary action. The incurring of the Obligations and the execution, delivery and performance by Borrower of the Loan Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not: (1) violate any Legal Requirements applicable to Borrower, the Organizational Documents of, or applicable to, Borrower, or any order, judgment or decree of any Governmental Authority binding on Borrower or its properties; (2) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation to which Borrower is a party or by which Borrower or its property may be bound; (3) result in or require the creation or imposition of any Lien upon the assets of Borrower (other than the Liens of Lender); or (4) require any registration with, approval or consent of, or notice to, or other action to, with or by any Person, including under any material Contractual Obligation to which Borrower is a party or by which Borrower or its property may be bound (except to the extent such registrations, approvals or consents and notices have been unconditionally given or obtained on or before the Closing Date). The Loan Documents, when executed and delivered by Borrower, will be the legally valid and binding obligations of Borrower enforceable against Borrower, subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors' rights generally and to the application of general equitable principles in connection with the enforcement thereof. The Pledge Agreements, together with the Financing Statements to be filed in connection therewith, create a valid, enforceable and perfected first priority lien and security interest in the Collateral, subject to no other Liens.

4.3 FINANCIAL STATEMENTS. All financial statements concerning Borrower and any Project Owner which have been or will hereafter be furnished by Borrower to Lender pursuant to this Agreement have been or will be prepared in accordance with the Accounting Rules and do or will, in all material respects, present fairly the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

4.4 TITLE TO PROPERTY; LIENS; ZONING; CONTRACTUAL OBLIGATIONS.

            (A) Each Project Owner has good and marketable fee simple or leasehold title to the Land, the Improvements and the other components of the applicable Hammons Hotel, subject only to the Permitted Encumbrances. Each Project Owner owns or leases all real and personal property necessary for the operation of the applicable Hammons Hotel, subject only to the Permitted Encumbrances. Except for the Permitted Encumbrances, the Hammons Hotels are free and clear of any Liens. No Improvements lie outside the boundaries and building restriction lines of the Land or encroach onto any easements, and no improvements on adjoining properties encroach upon the Land to any extent which would materially impair the related Hammons Hotel. The Permitted Encumbrances do not and will not materially interfere with the use or operation of any Hammons Hotel, or the marketability or fair market value of any Hammons Hotel.

            (B) Each Hammons Hotel complies with all applicable zoning, land use and Legal Requirements. No Actions are pending or, to Borrower's knowledge, threatened, with respect to the compliance of any Hammons Hotel with Legal Requirements. Neither the zoning nor any other right to construct, use or operate each Hammons Hotel is in any way dependent upon any real estate other than the related Property. In the event that all or any part of the Improvements are destroyed or damaged, said Improvements can be legally reconstructed to their condition prior to such damage or destruction, and thereafter exist for the same use without violating any zoning or other Legal Requirements applicable thereto and without the necessity of obtaining any variances or special permits (i.e. other than those customarily obtained in the ordinary course of construction). Each Hammons Hotel contains, or will contain, enough permanent parking spaces on the Land, or pursuant to perpetual easements or shared parking agreements, to satisfy all requirements imposed by applicable Legal Requirements with respect to parking.

            (C) Borrower has provided Lender with true and complete copies of all material Contractual Obligations affecting each Hammons Hotel, all of which are listed on SCHEDULE 4.4, which may be updated from time to time by Borrower pursuant to written notice to Lender. Neither Borrower nor any Project Owner is a party to and neither Borrower nor any Project Owner is bound by any material agreement, document or instrument which affects a Hammons Hotel, other than the Loan Documents, the Permitted Encumbrances, the other material Contractual Obligations required to be listed on
      SCHEDULE 4.4, if any, and such Person's Organizational Documents, true, correct and complete copies of which have been delivered to Lender. Except for the Loan Documents, no Loan Party or any Project Owner is a party to or bound by, and no Loan Party's or any Project Owner's property is subject to or bound by, any Contractual Obligation which restricts its ability to conduct its business in the ordinary course or, either individually or in the aggregate, has a Material Adverse Effect or could reasonably be expected to have a Material Adverse Effect. No Loan Party or any

      Project Owner is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material Contractual Obligation which could have a Material Adverse Effect.

4.5 LITIGATION. Except as set forth on SCHEDULE 4.5, there are no judgments outstanding against Borrower or any Project Owner or affecting any Hammons Hotel, nor is there any Action pending or, to Borrower's knowledge, threatened, against Borrower or any Project Owner or affecting any Hammons Hotel. The Actions and judgments set forth on SCHEDULE 4.5 will not result, if adversely determined, and could not reasonably be expected to result, either individually or in the aggregate, in any Material Adverse Effect and do not relate to and will not affect the consummation of the transactions contemplated hereby. No petition in bankruptcy, whether voluntary or involuntary, or assignment for the benefit of creditors, or any other Action involving debtors' and creditors' rights has ever been filed under the laws of the United States of America or any state thereof, or threatened, by or against, Borrower or any Project Owner or affecting any Hammons Hotel. Other than inchoate mechanics liens, there are no mechanics' or materialmen's liens, alienable bills or other claims constituting or that may constitute a Lien on any Property or any part thereof, and no work for which any such Lien could be asserted has been performed which has not been fully paid for. Borrower has not received any notice from any Governmental Authority or from any other Person with respect to (and Borrower does not know of) any actual or threatened taking of the Land or Improvements, or any portion thereof, for any public or quasi-public purpose or of any moratorium which may affect the use, leasing, operation or ownership of any Hammons Hotel.

4.6 PAYMENT OF TAXES. All tax returns and reports of Borrower and each Project Owner required to be filed by such Persons have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Person and upon any Hammons Hotel, assets, income and franchises which are due and payable have been paid in full. To Borrower's knowledge, Borrower has delivered written notice to Lender of each tax return of Borrower or any Project Owner that is under audit. No tax liens have been filed and, to Borrower's knowledge, no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and each Project Owner in respect of any taxes or other governmental charges are in accordance with the Accounting Rules.
SCHEDULE 4.6 contains a complete and accurate list of all audits of all tax returns that were filed by Borrower and each Project Owner since January 1, 1999, including a reasonably detailed description of the nature and outcome (if any) of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in SCHEDULE 4.6, are being contested in good faith by appropriate proceedings. SCHEDULE 4.6 describes all adjustments to the United States federal income tax returns filed by Borrower and each Project Owner for all taxable years since 1998, and the resulting deficiencies proposed by the Internal Revenue Service. Except as described in SCHEDULE 4.6, none of Borrower or any Project Owner has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of taxes of Borrower and any Project Owner or for which Borrower and any Project Owner may be liable. All taxes that Borrower and each Project Owner is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the applicable Governmental Authority. All tax returns filed by (or that include on a consolidated basis) Borrower and each Project Owner are true, correct and complete. There is no tax sharing agreement that will require any payment by Borrower or any Project Owner after the Closing Date.

4.7 GOVERNMENTAL REGULATION; MARGIN LOAN. Borrower and each Project Owner are or none of them after giving effect to the Loans, will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any other Legal Requirement limiting its ability to incur indebtedness for borrowed money. Borrower shall use the proceeds of the Loans only for the purposes set forth in this Agreement and consistent with all Legal Requirements. No portion of the proceeds of the Loans shall be used by Borrower in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act or any other Legal Requirements. The Loans are an exempt transaction under the Truth-in-Lending Act (15 U.S.C.A. Sections 1601 et seq.). Borrower is not a non-resident alien for purposes of U.S. income taxation and none of Borrower or any Project Owner is a foreign corporation, partnership, foreign trust or foreign estate (as said terms are defined in the Code). Borrower and each Project Owner and their respective Affiliates are not, and shall not become, a Person with whom Lender is restricted from doing business with under regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including, but not limited to, those named on OFAC's Specially Designated and Blocked Persons list (the "OFAC LIST")) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or other governmental action relating to terrorism financing, terrorism support and/or otherwise relating to terrorism and are not and shall not engage in any dealings or transactions or otherwise be associated with Persons named on the OFAC List. At all times throughout the term of the Facility, including after giving effect to any Transfers, (a) none of the funds or other assets of Borrower or any Project Owner constitute property of, or are beneficially owned, directly or indirectly, by any Governmental Authority or other Person subject to trade restrictions under U.S. law including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et. seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder or any other laws, regulations or executive orders administered by the Office of Foreign Assets Control with the result that an investment in Borrower or any Project Owner, as applicable (whether directly or indirectly), is prohibited by law or the Loans made by the Lender are in violation of law ("EMBARGOED PERSON"); (b) no Embargoed Person has any interest of any nature whatsoever in Borrower or any Project Owner, as applicable, with the result that the investment in Borrower or any Project Owner, as applicable (whether directly or indirectly), is prohibited by law or the Loans are in violation of law; and (c) none of the funds of Borrower or any Project Owner, as applicable, have been derived from any unlawful activity with result that the investment in Borrower or any Project Owner, as applicable (whether directly or indirectly), is prohibited by law or the Loans are in violation of law.

4.8 EMPLOYEE BENEFIT PLANS; ERISA; EMPLOYEES. Except for the Employee Benefit Plans set forth on SCHEDULE 4.8, neither Borrower nor any ERISA Affiliate of Borrower maintains or contributes to, or has any obligation under, any Employee Benefit Plans. None of Borrower or any Project Owner is an "employee benefit plan" (within the meaning of section 3(3) of ERISA) to which ERISA applies, and the Hammons Hotels and assets of Borrower and the Project

Owners do not constitute plan assets. No actions, suits or claims under any laws and regulations promulgated pursuant to ERISA are pending or, to Borrower's knowledge, threatened, against Borrower or any Project Owner. Borrower has no knowledge of any material liability incurred by Borrower or any Project Owner which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any Multiemployer Plan, or of any lien which has been imposed on the assets of Borrower and the Project Owners pursuant to section 412 of the Code or section 302 or 4068 of ERISA. The Loans, the execution, delivery and performance of the Loan Documents and the transactions contemplated by this Agreement are not a non-exempt prohibited transaction under ERISA.

4.9 INTELLECTUAL PROPERTY. Borrower and each Project Owner possesses, owns or has valid licenses, permits, certificates of public convenience, service marks, authorizations, licenses, patents, patent rights or licenses and trademarks (collectively, together with the goodwill associated therewith, "PROPRIETARY RIGHTS") presently required or necessary to own or lease, as the case may be, and to operate, its respective properties and to carry on its business as now conducted or proposed to be conducted, except where the failure to obtain same would not, individually or in the aggregate, have a Material Adverse Effect. Borrower and each Project Owner has fulfilled and performed all of its respective obligations with respect to such permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or could result in any other material impairment of the rights of the holder of any such permit; and none of Borrower or any Project Owner has received any notice of any proceeding relating to unenforceability, invalidity, revocation or modification of any Proprietary Rights, except where such revocation, unenforceability, invalidity, or modification would not, individually or in the aggregate, have a Material Adverse Effect. None of Borrower or any Project Owner has received any notice that any Proprietary Rights have been declared unenforceable or otherwise invalid by any Governmental Authority other than notices relating to Proprietary Rights the loss of which would not, individually or in the aggregate, have a Material Adverse Effect. None of Borrower or any Project Owner has received any notice of infringement of, or conflict with, and Borrower does not know of any such infringement of or conflict with, asserted rights of others with respect to any Proprietary Rights which, if such assertion of infringement or conflict were sustained, would have a Material Adverse Effect.

4.10 BROKER'S FEES. No broker's or finder's fee, commission or similar compensation will be payable by Borrower or any Affiliate of Borrower with respect to the Facility, the issuance of the Note or any of the other transactions contemplated hereby or by any Loan Document other than as indicated on SCHEDULE 4.10.

4.11 ENVIRONMENTAL COMPLIANCE. There are no Actions, whether pending or, to Borrower's knowledge, threatened, or judgments or orders relating to any Hazardous Materials (collectively, "ENVIRONMENTAL CLAIMS") asserted or threatened against Borrower or any Project Owner or any predecessor owner, tenant or operator or relating to any Hammons Hotel. Except as disclosed in the environmental reports furnished to Lender, to Borrower's knowledge, neither Borrower nor any other Person has caused or permitted any Hazardous Material to be used, generated, reclaimed, transported, released, treated, stored or disposed of in a manner which could form the basis for an Environmental Claim against Borrower or any Project Owner. Except as disclosed in the Environmental Reports, to Borrower's knowledge, no Hazardous Materials in violation of applicable Environmental Laws are or were stored or otherwise located, and no underground storage tanks or surface impoundments are or were located on any Land, or to the knowledge of Borrower, on adjacent parcels of real property, and no part of such real property or, to the knowledge of Borrower, no part of such adjacent parcels of real property, including the groundwater located thereon, is presently contaminated by Hazardous Materials in violation of applicable Environmental Laws or to any extent which has, or might reasonably be expected to have, a Material Adverse Effect. Except as disclosed in the Environmental Reports, to Borrower's knowledge, Borrower, each Project Owner and each Hammons Hotel have been and are currently in compliance with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws.

4.12 SOLVENCY. As of the date of this Agreement and after giving effect to the consummation of the transactions contemplated by the Loan Documents, each Loan
Party: (A) owns and will own assets the fair saleable value of which are (1) greater than the total amount of liabilities (including Contingent Obligations) of such Loan Party, and (2) greater than the amount that will be required to pay the probable liabilities of such Loan Party's then debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Loan Party; (B) has capital that is not insufficient in relation to its business as presently conducted or any contemplated or undertaken transaction; and (C) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due. No Loan Party has entered into the Loan Documents (to which it is a party) or the transactions contemplated under the Loan Documents with the actual intent to hinder, delay, or defraud any creditor. After giving effect to the transactions occurring on the Closing Date, no Default or Event of Default exists.

4.13 DISCLOSURE. The representations and warranties of Borrower contained in the Loan Documents, the financial statements referred to in Section 5.1(A), and any other documents, certificates or written statements furnished to Lender by or on behalf of Borrower for use in connection with the Facility do not contain any untrue statement of a material fact or omit or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. There is no material fact known to Borrower that has had or will have a Material Adverse Effect that has not been disclosed in this Agreement or in such other documents, certificates and statements furnished to Lender by or, on behalf of, Borrower for use in connection with the Facility.

4.14 INSURANCE. SCHEDULE 4.14 sets forth a complete and accurate description of all policies of insurance that will be in effect as of the Closing Date for Borrower and each Project Owner and such policies of insurance satisfy all of the requirements of Section 5.3. All premiums thereon have been paid in full through the first anniversary of the policy date or if not paid annually, are current in the payment of premiums. No notice of cancellation has been received with respect to such policies and Borrower and each Project Owner is in compliance, in all material respects, with all conditions contained in such policies.

4.15 MANAGEMENT AGREEMENT. Other than in connection with, and pursuant to, the Management Agreement and the W&H Agreements, neither Borrower nor any Affiliate of Borrower has contracted with any managing agent to assist in the management and operation of any Hammons Hotel. The Management Agreement is in full force and effect and there is no material default, breach or violation existing thereunder by any party thereto and, to Borrower's knowledge, no event has occurred, that, with the passage of time or the giving of notice, or both, would constitute a material default, breach or violation by any party thereunder. Neither the incurring of the Obligations, the execution and delivery of the Loan Documents, nor the exercise of any remedies by Lender, will materially adversely affect Borrower's or its Affiliate's rights under the Management Agreement.

4.16 SPECIAL ASSESSMENTS; TAXES. There are no pending or, to the knowledge of Borrower, proposed, special or other assessments for public improvements or otherwise affecting any Hammons Hotel, nor, to Borrower's knowledge, are there any contemplated Improvements to any Hammons Hotel that may result in such special or other assessments. Borrower has provided Lender with true, correct and complete copies of all bills and invoices for Impositions which have been levied or assessed against or are outstanding with respect to any Hammons Hotel. To the knowledge of Borrower, no portion of any Hammons Hotel constitutes an "omitted" tax parcel. No Impositions are currently delinquent or outstanding with respect to any Hammons Hotel. No tax contests of any Impositions or assessments are currently pending. The Land and Improvements constitute a separate tax lot or lots, with a separate tax assessment or assessments, independent of any other land or improvements not constituting a part of the Hammons Hotels and no other land or improvements is assessed and taxed together with any portion of the Hammons Hotels.

4.17 REPRESENTATIONS REMADE. Borrower warrants and covenants that the foregoing representations and warranties will be true and correct and shall be deemed remade as of the Closing Date and as of the date of each other Loan pursuant to this Agreement. All representations and warranties made in the other Loan Documents or in any certificate or other document delivered to Lender by or on behalf of Borrower pursuant to the Loan Documents shall be deemed to have been relied upon by Lender, notwithstanding any investigation made by or on behalf of Lender. All such representations and warranties shall survive the making of the Loans and shall continue in full force and effect until such time as the Loans have been paid in full.

                                   SECTION 5
                              AFFIRMATIVE COVENANTS

      Borrower covenants and agrees that so long as this Agreement shall remain in effect or the Note shall remain outstanding, Borrower shall perform and comply with all covenants in this Section 5.

5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain or cause to be maintained a system of accounting in accordance with sound business practices to permit preparation of financial statements in conformity with the Accounting Rules and proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and each Project Owner with respect to all items of income and expense in connection with the operation of the Hammons Hotels.

            (A) FINANCIAL STATEMENTS. Within one hundred twenty (120) days after the end of each calendar year, Borrower shall provide to Lender true and complete annual audited consolidated financial statements for Borrower and each Project Owner prepared in accordance with the Accounting Rules. Such financial statements shall (x) be audited by a so-called "Big-4" accounting firm or another independent certified public accounting firm reasonably satisfactory to Lender (BKD, LLP, a member of Moores Rowland International, being acceptable to Lender) and (y) include a balance sheet as of the end of such year, profit and loss statements for such year and a statement of cash flow for such year, with such detailed supporting schedules (which need not be separately audited) covering the operation of each Hammons Hotel as Lender shall reasonably require including a reconciliation to the monthly reports and statements delivered to Lender. As soon as reasonably practicable (but in any event within forty-five (45) days) after the end of each Loan Quarter (other than each fourth Loan Quarter), Borrower shall provide to Lender a true and complete quarterly cash flow and operating statement for each Project Owner of a completed Hammons Hotel, and a true and complete balance sheet for each Project Owner of a Hammons Hotel prior to completion, certified by the chief financial officer (or similar position) of Borrower which quarterly statements shall be in form reasonably satisfactory to Lender. Such quarterly statements shall be compared to the prior year's quarter and year-to-date. As soon as reasonably practicable (but in any event within twenty (20) days) after the end of each Loan Month, Borrower shall provide to Lender a true and complete monthly cash flow and operating statement for each Project Owner certified by the chief financial officer (or similar position) of Borrower. Such monthly statements shall also be in form reasonably satisfactory to Lender and include a comparison to the prior year's month and year-to-date. Borrower shall also provide (and cause each Project Owner to provide), such other financial information as Lender may, from time to time, reasonably request certified (if requested by Lender) by the applicable chief financial officer (or similar position). Borrower will deliver, concurrently with the annual and quarterly statements, a certificate certifying that no Default or Event of Default has occurred. As soon as available, and in any event within twenty (20) days after the end of each Loan Month, Borrower will deliver to Lender a copy of the monthly reporting package, if any, required to be delivered to Borrower by Manager pursuant to the Management Agreement.

            (B) ACCOUNTANTS' CERTIFICATION. Together with each delivery of annual financial statements pursuant to subsection 5.1(A), Borrower shall deliver a written statement by its independent certified public accountants (1) stating that the examination has included a review of the terms of this Agreement as such terms relate to accounting matters, (2) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default (of which said accountants may be aware from said review, and without obligation to review other aspects of this Agreement or to review any of the other Loan Documents) has come to their attention, and (3) if such a condition or event has come to their attention, specifying the nature and period of existence thereof.

            (C) ACCOUNTANTS' REPORTS. Promptly upon receipt thereof, Borrower shall deliver copies of all significant reports submitted to Borrower or any Project Owner, as applicable, by independent public accountants in connection with each annual, interim or special audit of its financial statements, as applicable, made by such accountants, including any comment letters submitted by such accountants to management in connection with their annual audit.

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

            (D) BUDGETS. Together with each delivery of annual financial statements pursuant to subsection 5.1(A), Borrower shall deliver to Lender an annual plan (which shall include an operating budget for the succeeding year) and for each Hammons Hotel that has been Substantially Completed. As soon as practicable and in any event within ten (10) Business Days after any revision to any Project Budget, operating budget or marketing plan with respect to any Hammons Hotel, Borrower shall deliver to Lender a copy of the revised Project Budget, operating budget or marketing plan.

            (E) NOTICES, EVENTS OF DEFAULT AND LITIGATION. Borrower shall promptly deliver, or cause to be delivered, copies of all notices, demands, reports or requests given to, or received by, Borrower or any Project Owner from, (i) any Governmental Authorities with respect to failure to comply with any material Legal Requirements, (ii) with respect to the acceleration of or default with respect to any Indebtedness of a Project Owner involving a liability on account of a default in the amount of $100,000 or more, (iii) any Franchisor with respect to any termination of a Franchise Agreement or delivery of a "property improvement plan," or
      (iv) any other Person with respect to default under any material Contractual Obligations, and shall notify Lender within two (2) Business Days after Borrower receives notice or acquires knowledge of any material violation of Legal Requirements, investigation, subpoena or audit by any Governmental Authority or any default with respect to such Indebtedness involving a liability on account of a default in the amount of $100,000 or more or Franchise Agreement or any material default of any Contractual Obligation. Promptly upon Borrower obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of such Person's chief financial officer or similar officer specifying the nature and period of existence of such condition or event and what action Borrower has taken, is taking and proposes to take with respect thereto:
      (1) any condition or event that constitutes an Event of Default or Default; (2) receipt by Borrower of any "property improvement plan" from any Franchisor under any Franchise Agreement; (3) any Material Change, and/or (4) any fact, circumstance, event or condition which has, or would reasonably be expected to have or cause, a Material Adverse Effect. Promptly upon Borrower obtaining knowledge of (1) the institution of any Action against or affecting Borrower or any Project Owner or (2) any material development in any Action at any time pending against or affecting Borrower or any Project Owner, Borrower shall give notice thereof to Lender and provide such other information as may be available to it to enable Lender and its counsel to evaluate such matters.

            (F) ERISA. Borrower shall deliver to Lender such certifications or other evidence from time to time throughout the term of the Facility, as Lender, in its sole discretion, may request, that (A) none of Borrower or any Project Owner is and none of them maintains an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (B) none of Borrower or any Project Owner is subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true: (i) Equity Interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. Section 2510.3-101(b)(2); (ii) less than twenty-five percent (25%) of each outstanding class of Equity Interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3-101(f)(2); or (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e).

            (G) TAX RETURNS. Borrower shall deliver to Lender copies of all federal and state income and other tax returns, schedules, statements and reports relating to Borrower and each Project Owner within ten (10) days after the earlier of filing or delivery of such tax returns or other items with the Internal Revenue Service or the applicable Governmental Authority.

            (H) ESTOPPEL CERTIFICATES. Within ten (10) Business Days following a request by Lender, which shall be made not more frequently than once per Loan Quarter (unless an Event of Default has occurred and is continuing) Borrower shall provide to Lender, a duly acknowledged written statement confirming the amount of the outstanding Obligations, the terms of payment and maturity date of the Note, the date to which interest has been paid, the existence of any Event of Default, the existence of any default under Indebtedness of a Project Owner involving a liability on account of a default in the amount of $100,000 or more, and whether, to Borrower's knowledge, any offsets or defenses exist against the Obligations, and if any such offsets or defenses are alleged to exist, the nature thereof shall be set forth in detail.

            (I) NET WORTH CERTIFICATE. No later than April 30 following the end of each calendar year, Borrower shall cause JQH and the JQH Trust to deliver to Lender a Net Worth Certificate which shall, among other things, show that JQH and the JQH Trust continue to maintain a Net Worth no less than the Minimum Net Worth Amount. In addition, if either (i) (x) sales having a gross consideration and (y) gifts or other Transfers of assets having a gross value exceed $200,000,000, in the aggregate, over the life of the Loan, or (ii) for any period the Net Worth is less than $750,000,000, then within thirty (30) days following the end of each Loan Quarter, Borrower shall cause JQH and the JQH Trust to deliver to Lender the Updated Net Worth Certificate. In the event that Lender does not agree with the Net Worth as reflected in a Net Worth Certificate or in an Updated Net Worth Certificate, Lender shall be entitled to obtain from an independent appraiser Appraisals of any or all of the assets of JQH and the JQH Trust, and to engage an independent auditor, to recalculate the Net Worth. The cost of such appraisers and the auditor will be borne by Lender, unless the Net Worth is determined to be materially less than reported on the Net Worth Certificate or the Updated Net Worth Certificate, in which case the cost of the appraisers and the auditor will be borne by Borrower.

            (J) OTHER. With reasonable promptness, Borrower shall deliver such other information and data with respect to Borrower or any Project Owner as from time to time may be reasonably requested by Lender. In addition, Borrower shall deliver, or cause to be delivered to Lender, to the extent not included in the matters described above in Section 5.1, a copy (certified as correct and complete by the chief financial officer (or similar officer) of Borrower) of all tax returns and tax schedules relating to each Project Owner as such items are prepared. Borrower shall also provide, or cause to be provided, to Lender a copy (certified as correct and complete by the chief financial officer (or similar officer) of Borrower) of each report or statement filed by Borrower with any Governmental Authority including the United States Securities and Exchange Commission and the United States Internal Revenue Service not later than five (5) Business Days after filing thereof. Borrower shall, promptly after it obtains knowledge of such change, notify Lender of any change in the information set forth in SCHEDULE 4.1 and, upon request from Lender from time to time, will, within five (5) Business Days after such request is given to Borrower, provide Lender with either an updated SCHEDULE 4.1 certified by Borrower as true and complete or a certificate of Borrower to the effect that the information set forth on
      SCHEDULE 4.1 has not changed except as previously expressly disclosed in writing to Lender.

            (K) ELECTRONIC FORMAT. To the extent Borrower maintains such items in electronic format, Borrower shall provide to Lender a copy of any reports, notices, statements or other deliveries required pursuant to this
      Section 5.1 in an electronic format reasonably satisfactory to Lender.

5.2 EXISTENCE; QUALIFICATION. Borrower shall and shall cause each Project Owner to, at all times preserve and keep in full force and effect its existence, and all rights and franchises material to its respective businesses. Borrower shall continue, and shall cause each Project Owner to continue, to be qualified in all jurisdictions in which failure to qualify will have a Material Adverse Effect.

5.3 INSURANCE. Borrower shall maintain in full force and effect insurance with respect to its assets and operations and of each Project Owner in such amounts, covering such risks and liabilities and with such deductibles or self retentions as are customarily carried by companies engaged in similar businesses and owning similar properties and, in any event, in compliance with the requirements set forth in SCHEDULE 5.3 attached hereto.

5.4 MAINTENANCE OF HAMMONS HOTELS. Borrower will maintain or cause the Hammons Hotels to be maintained in compliance with all contractual obligations and material Legal Requirements and in good repair, working order and condition and will make or cause to be made all appropriate repairs, renewals and replacements thereof.

5.5 INSPECTION; LENDER MEETING. Borrower shall, upon request from Lender, permit (and cause to be permitted) Lender's designated representatives to (a) visit, examine, audit, photograph and inspect any Hammons Hotel, (b) examine, audit, inspect, copy, duplicate and abstract the financial, accounting and other books and records of Borrower and each Project Owner relating to any Hammons Hotel,
(c) discuss the affairs, finances and business of Borrower and each Project Owner with officers, senior management, representatives, independent public accountants and agents (including the Manager) of Borrower and each Project Owner. Borrower shall cause the books and records of Borrower and each Project Owner to be maintained at Winegardner and Hammons, Inc. in Cincinnati, Ohio. Borrower will not change the location where such books and records are kept without giving at least thirty (30) days' advance notice to Lender. Borrower shall pay Lender's costs and expenses incurred in connection with such audit if an Event of Default has occurred or if any audit reveals any material discrepancy in the financial information provided by Borrower. All audits, inspections and reports shall be made for the sole benefit of Lender. Neither Lender nor Lender's auditors, inspectors, representatives, agents or contractors assumes any responsibility or liability (except to Lender) by reason of such audits, inspections or reports. Borrower will not rely upon any of such audits, inspections or reports. The performance of such audits, inspections and reports will not constitute a waiver of any of the provisions of the Loan Documents. Neither Lender nor any other of Lender's inspectors, representatives, agents or contractors, shall be responsible for any matters related to design or construction of any Improvements. Borrower shall cooperate, from time to time, with Lender and use reasonable efforts to assist Lender in obtaining an Appraisal of any Hammons Hotels. Such cooperation and assistance from Borrower shall include reasonable access to each Hammons Hotel and books and records pertaining to each Hammons Hotel for Lender and its appraiser. The appraiser performing any such Appraisal shall be engaged by Lender. Borrower shall not be responsible for the expenses of any such Appraisal performed under the provisions of this Section; provided, that Borrower shall pay the fees of such appraiser in connection with one Appraisal of the Hammons Hotels during the term of the Loan and any Appraisal when conducted following the occurrence of an Event of Default. Borrower shall cooperate with Lender with respect to any Actions which may in any way affect the rights of Lender under any of the Loan Documents and, in connection therewith, not prohibit Lender, at its election, from participating in any such Actions.

5.6 ENVIRONMENTAL COMPLIANCE. Borrower shall: (a) comply (or cause compliance) at all times with all applicable Environmental Laws in all material respects, and (b) promptly take, or cause to be taken, any and all necessary remedial actions upon obtaining knowledge of the presence, storage, use, disposal, transportation, release or discharge of any Hazardous Materials on, under or about any Property which could be reasonably anticipated to have a Material Adverse Effect or is in violation of any Environmental Laws. Borrower shall cause all remedial action with respect to Hazardous Material on, under or about any Property, to comply with all applicable Environmental Laws and the applicable policies, orders and directives of all Governmental Authorities. If Lender at any time has a reasonable basis to believe that there may be a violation of any Environmental Law by, or any liability arising thereunder of, Borrower, any Project Owner or related to any Property, Borrower shall, upon request from Lender, provide Lender with a copy of any existing reports, certificates, engineering studies and other written material or data as Lender may reasonably require to confirm compliance by Borrower and each Project Owner with all applicable Environmental Laws. Borrower shall permit Lender, its authorized representatives, consultants or other Persons retained by Lender to enter upon, examine, test and inspect any Hammons Hotel with regard to compliance with Environmental Laws, the presence of Hazardous Materials and the environmental condition of each Hammons Hotel. Such entry, examination, testing and inspecting and reporting shall be at the expense of Borrower if (x) an Event of Default has occurred or (y) a violation of Environmental Law or any liability arising under Environmental Law has occurred, which expense shall be paid by Borrower to Lender upon demand.

5.7 ENVIRONMENTAL DISCLOSURE. Borrower shall immediately upon becoming aware thereof advise Lender in writing and in reasonable detail of: (1) any release, disposal or discharge of any Hazardous Material at any Property required to be reported to any Governmental Authority under all applicable Environmental Laws;
(2) any and all written communications sent or received by Borrower or any Project Owner or their agents with respect to any Environmental Claims or any release, disposal or discharge of Hazardous Material required to be reported to any Governmental Authority; (3) any remedial action taken by Borrower or any other Person in response to any Hazardous Material on, under or about any real property owned, leased or operated by Borrower or any Project Owner or their agents, the existence of which could result in an Environmental Claim; (4) the discovery by Borrower or any Project Owner or their agents of any occurrence or condition on any real property adjoining or in the vicinity of any Property could cause such real property or any part thereof to be classified as "border-zone property" or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws; and (5) any request for information from any Governmental Authority that indicates such Governmental Authority is investigating whether Borrower or any Project Owner or another present or former occupant of any Property may be potentially responsible for a release, disposal or discharge of Hazardous Materials from any Property. Borrower shall promptly notify Lender of any proposed action to be taken by Borrower or any Project Owner to commence any operations that could reasonably be expected to subject Borrower or any Project Owner to additional Legal Requirements, including Legal Requirements requiring additional or amended environmental permits or licenses. Borrower shall, at its own expense, provide copies of such documents or information as Lender may reasonably request in relation to any matters disclosed pursuant to this Section 5.7.

5.8 COMPLIANCE WITH LAWS, EMPLOYEE BENEFIT PLANS AND CONTRACTUAL OBLIGATIONS. Borrower will promptly and faithfully (A) comply and cause each Project Owner to comply, in all material respects, with the requirements of all Legal Requirements including the Prescribed Laws, and the orders and requirements of any Governmental Authority in all jurisdictions in which they are now doing business or may hereafter be doing business and of every board of fire underwriters or similar body exercising similar functions and (B) maintain all licenses, certificates of occupancy, permits and Proprietary Rights now held or hereafter acquired by them or with respect to which a Material Adverse Effect will result if same are not existing and held by Borrower or any Project Owner. None of Borrower or any Project Owner is a party to, and will not establish, any Employee Benefit Plan. Borrower will not commence making contributions to (or obligate itself to make contributions to) any Employee Benefit Plan.

5.9 FURTHER ASSURANCES. Borrower shall, from time to time, at its sole cost and expense, execute and/or deliver, or cause execution and/or delivery of, such documents, agreements and reports, and perform such acts as Lender at any time may reasonably request to implement the terms and provisions provided for in the Loan Documents. Borrower shall execute any documents and take any other actions necessary to provide Lender with a first priority, perfected security interest in the Collateral, subject to the Permitted Exceptions. Borrower shall, at Borrower's sole cost and expense: (i) upon Lender's request therefore given from time to time (but not more frequently than once per calendar year unless an Event of Default then exists) pay for (a) current reports of Uniform Commercial Code, federal tax lien, state tax lien, judgment and pending litigation searches with respect to Borrower and any Project Owner and (b) current good standing and existence certificates with respect to Borrower and each Project Owner; and (ii) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to evidence, preserve and/or protect the Collateral at any time securing or intended to secure the Obligations, as Lender may require in Lender's reasonable discretion. Borrower shall promptly execute, acknowledge, deliver, file or do, at its sole cost and expense, all acts, assignments, notices, agreements or other instruments as Lender may require in order to effectuate, assure, convey, secure, assign, transfer and convey unto Lender any of the rights granted by this Agreement and to more fully perfect and protect any assignment, pledge, lien and security interest confirmed or purported to be created under the Loan Documents or to enable Lender to exercise and enforce its rights and remedies hereunder, in respect of the Collateral.

                                   SECTION 6
                               NEGATIVE COVENANTS

      Borrower covenants and agrees that from the date hereof and so long as this Agreement shall remain in effect or the Note remains outstanding, Borrower shall comply with all covenants and agreements in this Section 6.

6.1 INDEBTEDNESS. Borrower will not, and will not cause or permit any Project Owner, directly or indirectly, to create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.

6.2 LIENS AND RELATED MATTERS. Borrower will not directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to the Collateral whether now owned or hereafter acquired, or any income or profits therefrom, except as provided in this Agreement and the other Loan Documents. Borrower will not Transfer any of the Collateral in violation of the Loan Documents.

6.3 RESTRICTION ON FUNDAMENTAL CHANGES. Borrower will not, and will not cause or permit any Project Owner to: (1) amend, modify or waive in any material respect any term or provision of its Organizational Documents, (2) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) until after it no longer owns a Hammons Hotel and has satisfied all of its obligations with respect thereto, including repayment of all indebtedness related thereto; or (3) acquire by purchase or otherwise all or any part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person; provided, however, that each Project Owner may, from time to time, buy Land and Improvements that will be a Hammons Hotel. Borrower will not permit any Project Owner to issue, sell, assign, pledge, convey, dispose or otherwise encumber any partnership, stock, membership, beneficial or other ownership interests or grant any options, warrants, purchase rights or other similar agreements or understandings with respect thereto, except as provided in this Agreement and the other Loan Documents; provided, however, Borrower may issue or sell membership interests so long as (A) such Transfer will not result in a Change in Control, and (B) no such additional membership interest shall be issued or sold to any Person on the OFAC List. Borrower will not permit any Project Owner to establish any Subsidiaries or make any Investments in any other Person.

6.4 TRANSACTIONS WITH AFFILIATES. Other than as contemplated hereunder, including the execution and delivery of the Management Agreement and the W&H Agreements, Borrower shall not permit to exist any transaction by any Project Owner (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any director, officer, employee or Affiliate of Borrower, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of Borrower and Borrower's Affiliates and upon fair and reasonable terms which are fully disclosed to Lender and are no less favorable to Borrower and Borrower's Affiliates than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate, director, officer or employee of Borrower or Borrower's Affiliates. Each such agreement with any Affiliate, director, officer or employee of Borrower or Borrower's Affiliates shall provide that the same may be terminated by Lender at its option if an Event of Default exists. Other than pursuant to the Management Agreement and the W&H

Agreements approved by Lender, Borrower shall not permit the payment of any management, consulting, director or similar fees to any director, officer, employee or Affiliate of Borrower.

6.5 CONDUCT OF BUSINESS. From and after the Closing Date, Borrower will not permit any Project Owner to engage in any business other than the ownership and operation of the Hammons Hotels. Borrower shall not permit use of the Hammons Hotels or any part thereof, or allow the same to be used or occupied, for any purpose other than for the purposes of a full service or extended-stay hotel and related amenities, or for any unlawful purpose, or in violation of any certificate of occupancy or other permit or certificate, or any Legal Requirement. Borrower will not permit the sufferance of any act to be done or any condition to exist on the Hammons Hotels or any part thereof or any article to be brought thereon, or which may void or make voidable any insurance then in force with respect thereto.

6.6 USE OF LENDER'S NAME. Borrower shall not use the names of Lender or any of Lender's Subsidiaries or Affiliates in connection with the development, marketing, leasing, use and operation of the Hammons Hotels. Borrower shall not disclose or permit any Affiliate, officer, director, partner, manager, member or employee of Borrower to disclose any of the terms and conditions of the Facility to any Person, except (a) to the extent disclosed in the Financing Statements,
(b) to the extent such disclosure is required pursuant to the Loan Documents or applicable legal process, or (c) to the extent Lender consents to such disclosure. Lender hereby consents to Borrower disclosing the terms of the Loan Agreement if requested by the Underlying Lender in connection with the development and construction of a Hammons Hotel.

6.7 COMPLIANCE WITH ERISA. Borrower shall not adopt, modify or terminate any Employee Benefit Plans except as described in SCHEDULE 4.8. Borrower shall not fail to maintain and operate each existing Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code and all other applicable laws and the regulations and interpretations thereof. Borrower shall not engage in any transaction which would cause the Obligations or any action taken or to be taken under this Agreement or the other Loan Documents or otherwise (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt prohibited transaction under ERISA. Borrower shall not become an "employee benefit plan" (within the meaning of Section 3(3) of ERISA) to which ERISA applies and Borrower shall not permit its assets to be plan assets.

6.8 SPECIAL PURPOSE BANKRUPTCY REMOTE ENTITIES. Borrower hereby represents, warrants, agrees and covenants that Borrower and each Project Owner have, at all times, from their formation, been, and, at all times will be, a Special Purpose Bankruptcy Remote Entity and, in the case of Borrower but not the Project Owners, will have one (1) Independent Persons. Borrower will not, directly or indirectly, make any change, amendment or modification to its Organizational Documents or the Organizational Documents of any Project Owner or otherwise take any action which could result in it or any Project Owner not being a Special Purpose Bankruptcy Remote Entity.

6.9 MANAGEMENT. The Management Agreement shall not be materially modified, amended or terminated without Lender's prior written consent. Borrower shall provide Lender with written notice of the occurrence of any event of default or condition which with the giving of notice or passage of time, or both, would constitute an event of default under the Management

Agreement or which would entitle the Manager to terminate the Management Agreement. Borrower shall cause the Hammons Hotels to be managed pursuant to the Management Agreement or another management agreement reasonably satisfactory to Lender, with Manager or another experienced, reputable hotel management company reasonably satisfactory to Lender.

                                   SECTION 7
                          DEFAULT, RIGHTS AND REMEDIES

7.1 EVENT OF DEFAULT. "EVENT OF DEFAULT" means the occurrence or existence of any one or more of the following:

            (A) PAYMENT. Failure of Borrower to pay (i) on the Maturity Date, the outstanding principal of, accrued interest in, and other Indebtedness owing pursuant to this Agreement, the Note and the other Loan Documents,
      (ii) on the applicable Mandatory Prepayment Due Date the portion of the Outstanding Amount required to be paid in accordance with Section 2.4(D),
      (iii) within two (2) Business Days after the due date, any installment of interest due under the Note; provided, however, the aforesaid two (2) Business Day grace period may be utilized by Borrower no more than twice in any calendar year, or (iv) within two (2) Business Days after the respective due date, any other amount due under the Loan Documents; provided, however, the aforesaid two (2) Business Day grace period may be utilized by Borrower no more than twice in any calendar year.

            (B) BREACH OF CERTAIN PROVISIONS. Failure of Borrower to perform or comply with any term, agreement, covenant, representation, warranty or condition contained in (i) Sections 5.3 or 6, or (ii) Section 5.1 (other than Section 5.1(I) of this Agreement to the extent it requires maintenance of the Minimum Net Worth Amount) within five (5) Business Days after notice from Lender.

            (C) BREACH OF REPRESENTATION AND WARRANTY. Any representation, warranty, certification or other statement made by Borrower in any Loan Document or in any statement or certificate at any time given in writing pursuant to or in connection with any Loan Document (other than occurrences described in other provisions of this Section 7.1 for which a different grace or cure period is specified or which constitute immediate Events of Default) is false in any material respect on the date made which remains uncured for two (2) Business Days after notice, but no grace or cure period will apply if the representation, warranty, certification or other statement was known by Borrower to be false when made or deemed made.

            (D) OTHER DEFAULTS UNDER LOAN DOCUMENTS. A default by any Loan Party shall occur in the performance of or compliance with any term contained in this Agreement (other than Section 5.1(I) of this Agreement to the extent it requires maintenance of the Minimum Net Worth Amount) or the other Loan Documents and such default is not remedied or waived within thirty (30) days after receipt by such Loan Party of notice from Lender of such default (other than occurrences described in other provisions of this Section 7.1 or in the applicable Loan Document, as to which such different grace or cure period shall apply, for which a different grace or cure period is specified or which constitute immediate Events of Default); provided, however, that (i) if such default cannot be remedied with reasonably diligent effort within a period of thirty (30) days, but is susceptible to cure within a period of one hundred twenty (120) days and (ii) the continued default in performance will not have a Material Adverse Effect, such longer period, not to exceed ninety (90) additional days, as such Loan Party may need to remedy such default, if Borrower is proceeding with diligent effort to remedy such default throughout said one hundred twenty
      (120)-day period. The rights to notice and cure periods granted herein shall not be cumulative with any other rights to notice or a cure period in any other Loan Document and the giving of notice or a cure period pursuant to this section shall satisfy any and all obligations of Lender to grant any such notice or cure period pursuant to any of the Loan Documents. [subject to revision to integrate with defaults in Loan Documents]

            (E) INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to any Loan Party or three (3) or more Project Owners (at any time during the term of the Facility and not necessarily at the same time with respect to such Project Owners) in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against any Loan Party or three (3) or more Project Owners (at any time during the term of the Facility and not necessarily at the same time with respect to such Project Owners) under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Loan Party or such Project Owners or over all or a substantial part of their property, is entered; or
      (c) an interim receiver, trustee or other custodian is appointed without the consent of such Loan Party or such Project Owners for all or a substantial part of the property of Borrower or such Project Owners.

            (F) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) An order for relief is entered with respect to any Loan Party or three (3) or more Project Owners or any Loan Party or three (3) or more Project Owners (at any time during the term of the Facility and not necessarily at the same time with respect to such Project Owners) commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) any Loan Party or three (3) or more Project Owners (at any time during the term of the Facility and not necessarily at the same time with respect to such Project Owners) make any assignment for the benefit of creditors; or (3) partners, shareholders, or members in any Loan Party or three (3) or more Project Owners (at any time during the term of the Facility and not necessarily at the same time with respect to such Project Owners) adopt any resolution or otherwise authorizes action to approve any of the actions referred to in this Section 7.1(F).

            (G) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $1,000,000 (in either

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

      case not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any Project Owner and remains undischarged, unvacated, unbonded, uninsured or unstayed for a period of thirty (30) days or in any event later than five
      (5) days prior to the date of any proposed sale thereunder.

            (H) DISSOLUTION. Any order, judgment or decree is entered against Borrower decreeing the dissolution or split up of Borrower and such order remains undischarged or unstayed for a period in excess of twenty (20) days.

            (I) INJUNCTION. Either (i) Borrower is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business relating to the Hammons Hotels and such order continues for more than thirty (30) days; or (ii) any order or decree is entered by any court of competent jurisdiction directly or indirectly enjoining or prohibiting Lender or Borrower from performing any of their material obligations under this Agreement or any of the other Loan Documents.

            (J) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms of the Loan Documents, ceases to be in full force and effect or is declared to be null and void by a court of competent jurisdiction, or Borrower denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect.

            (K) EVENT OF DEFAULT. The occurrence of an Event of Default specified in any of the other Loan Documents which constitutes an immediate default thereunder. [subject to revision to integrate with defaults in Loan Documents]

            (L) CROSS-DEFAULT. The acceleration of the Underlying Loan of three
      (3) or more Project Owners (at any time during the term of the Facility and not necessarily at the same time) or the loss or termination of any Proprietary Rights which, in Lender's reasonable judgment, could have a Material Adverse Effect.

            (M) INDEPENDENT PERSON. Borrower shall at any time cease to have at least one (1) Independent Person for more than ten (10) consecutive Business Days.

            (N) PRESCRIBED LAWS. If any Loan Party or any Project Owner fails to comply with any covenants, with respect to Prescribed Laws as provided in
      Section 5.9.

            (O) CHANGE IN CONTROL. The occurrence of any Change in Control.

            (P) JQH. The indictment or conviction of JQH of any crime for which incarceration is an allowable penalty.

7.2 ACCELERATION AND REMEDIES. Upon the occurrence of any Event of Default specified in Sections 7.1(E) and 7.1(F), payment of all Obligations shall be accelerated without notice, presentment, demand, protest or notice of protest and shall be immediately due and payable and, in addition, Lender may in addition to any other rights and remedies available to Lender at law or in equity or under any other Loan Documents, exercise one of more of the rights and remedies set forth below as it, in its sole discretion, deems necessary or advisable. Upon the occurrence of any Event of Default (other than Events of Default specified in Sections 7.1(E) and 7.1(F)), Lender, in addition to any other rights or remedies available to Lender at law or in equity, or under any of the other Loan Documents, may exercise any one or more of the following rights and remedies as it, in its sole discretion, deems necessary or desirable:

            (A) ACCELERATION. Declare immediately due and payable, without further notice, protest, presentment, notice of protest or demand, all Obligations including all monies advanced under this Agreement, the Note and/or any of the Loan Documents which are then unpaid, together with all interest then accrued thereon and all other amounts then owing (including any Default Interest owed as a result of such acceleration). If payment of the Obligations is accelerated, Lender may, in its sole discretion, exercise all rights and remedies hereunder and under the Note and/or any of the other Loan Documents at law, in equity or otherwise.

            (B) NO FURTHER OBLIGATIONS. Terminate Lender's obligations under this Agreement.

            (C) INJUNCTIVE RELIEF. Institute appropriate proceedings for injunctive relief (including specific performance of the obligations of Borrower).

            (D) SUSPENSION EVENT. Notwithstanding the foregoing, Lender may not accelerate this Loan or exercise the other remedies described in this
      Section 7.2 upon the occurrence of an Event of Default under (i) Section 7.1(B) (with respect to Sections 6.6, 6.7, 6.8, 6.9 and 5.1), (ii) Section 7.1(C), unless the representation, warranty, certification or other statement was known by Borrower to be false when made or deemed made,
      (iii) Section 7.1(G), (iv) Section 7.1(I), [(v) SECTION 5.1(K)], or (vi)
      Section 7.1(M), each a "SUSPENSION EVENT") until the first to occur of (i) the death of JQH, or (ii) Lender's determination, in its sole judgment, that the Suspension Event is likely to have a Material Adverse Effect or that the value of the Preferred Equity Interest is less than the stated amount thereof, at which time the suspension of such rights and remedies shall cease and Lender shall be immediately entitled to exercise all of its rights and remedies under this Agreement and the Loan Documents. [TO BE RESOLVED PRIOR TO CLOSING.]

7.3 REMEDIES CUMULATIVE; WAIVERS; REASONABLE CHARGES. All of the remedies given to Lender in the Loan Documents or otherwise available at law or in equity to Lender shall be cumulative and may be exercised separately, successively or concurrently. Failure to exercise any one of the remedies herein provided shall not constitute a waiver thereof by Lender, nor shall the use of any such remedies prevent the subsequent or concurrent resort to any other remedy or remedies vested in Lender by the Loan Documents or at law or in equity. To be effective, any waiver by Lender must be in writing and such waiver shall be limited in its effect to the condition or default specified therein, and no such waiver shall extend to any subsequent condition or default. It is agreed that
(i) the actual costs and damages that Lender would suffer by reason of an Event of Default (exclusive of the attorneys' fees and other costs incurred in connection with enforcement of Lender's rights under the Loan Documents) or a prepayment would be difficult and needlessly expensive to calculate and establish, and (ii) the amounts of the Default Rate, the Unapplied Preferred Default Rate, the Suspension Default Rate, the Late

Charge and payments to be made pursuant to Section 2.4(E) are reasonable, taking into consideration the circumstances known to the parties at this time, and
(iii) the Default Rate, the Unapplied Preferred Default Rate, the Suspension Default Rate, the Late Charges and Lender's reasonable attorneys' fees and other costs and expenses incurred in connection with enforcement of Lender's rights under the Loan Documents shall be due and payable as provided herein, and (iv) the Default Rate, the Unapplied Preferred Default Rate, the Suspension Default Rate, Late Charges, the payments to be made pursuant to Section 2.4(E) and the obligation to pay Lender's reasonable attorneys' fees and other enforcement costs do not, individually or collectively, constitute a penalty.

                                   SECTION 8
                              ASSIGNMENT BY LENDER

8.1 ASSIGNMENT BY LENDER. So long as no Event of Default exists and is continuing, Lender, during the Availability Period, shall not assign its rights or obligations hereunder, unless Lender agrees in writing to continue to be bound by its obligations to provide Loans under this Agreement. In either event, any assignee shall acknowledge, in writing, its assumption of all obligations of Lender under the Loan Documents. Upon the expiration of the Availability Period or if an Event of Default exists and is continuing, Lender may assign its rights and/or its obligations hereunder without the consent of Borrower. In connection with any permitted assignment, Borrower shall, upon request from Lender, cooperate, and Borrower shall, cause its Affiliates to cooperate, in all reasonable respects in connection with any such assignment. Borrower will not be required to incur more than de minimis expenses or costs pursuant to this
Section 8.1. Any assignee of Lender's interest in the Facility shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to the Facility which Borrower may otherwise have against any assignor of the Facility.

                                    SECTION 9
                                  MISCELLANEOUS

9.1 FEES AND EXPENSES.

            (A) Borrower agrees to promptly pay all fees, costs and expenses (including attorneys' fees, court costs, cost of appeal and the reasonable fees, costs and expenses of other professionals retained by Lender and travel costs and expenses) incurred by Lender in connection with the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand: (i) the giving or withholding of any consents, approvals, or permissions, disbursements of the Loan (except that attorneys fees and costs shall not be payable in connection with disbursements) and in connection with any amendments, modifications and waivers relating to the Loan Documents requested by Borrower, or (ii) enforcement of this Agreement or the other Loan Documents, the collection of any payments due from any Loan Party under the Loan Documents or any refinancing or restructuring of the credit arrangements provided under the Loan Documents, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

            (B) Each of Borrower and Lender agree to pay, without right of reimbursement from the other, all costs and expenses incurred by Borrower or Lender incident to the performance of their obligations hereunder, including, without limitation, the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by the respective parties in connection with the transactions contemplated hereby, except as otherwise provided in this Agreement.

9.2 CERTAIN LENDER MATTERS. Lender may, in accordance with Lender's customary practices, destroy or otherwise dispose of all documents, schedules, invoices or other papers, delivered by Borrower to Lender unless Borrower requests, at the time of delivery, in writing that same be returned. Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Hammons Hotels. No provision in this Agreement or in any of the other Loan Documents and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower or any other Person. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of loyalty, duty of care or any other duty to Borrower or any of its Affiliates or any other Person. By accepting or approving anything required to be observed, performed or fulfilled or to be given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect hereto or thereto by Lender. Borrower shall rely solely on its own judgment and advisors in entering into this Agreement without relying in any manner on any statements, representations or recommendations of Lender or any parent, Subsidiary or Affiliate of Lender or their respective attorneys, advisors, accountants, officers, representatives, directors, employees, partners, shareholders, trustees, members or managers. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Facility by virtue of the ownership by it or any parent, Subsidiary or Affiliate of Lender of any equity interest any of them may acquire in an Affiliate of Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates. LENDER SHALL HAVE NO LIABILITY HEREUNDER FOR ANY CONSEQUENTIAL, SPECIAL, PUNITIVE OR INDIRECT DAMAGES. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Borrower, or its respective creditors or property, Lender, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Lender allowed in such proceedings for the entire secured Obligations at the date of the institution of such proceedings and for any additional amount which may become due and payable by Borrower after such date. Lender shall have the right from time to time to designate, appoint and replace one or more servicers and to allow servicer to exercise any and all rights of Lender under the Loan Documents. All documents and other matters required by any of the provisions of this Agreement to be submitted or provided to Lender shall be in form and substance reasonably satisfactory to Lender, unless a different standard of review is specified in a particular section. Borrower shall not be entitled to (and does hereby waive any and all rights to receive) any notices of any nature whatsoever from Lender except with respect to matters for which the Loan Documents expressly provide for the giving of notice by Lender to Borrower. In any action or proceeding brought by Borrower against Lender claiming or based upon an allegation that Lender unreasonably withheld its consent to or approval of a proposed act by Borrower which requires Lender's consent hereunder, Borrower's sole and exclusive remedy in said action or proceeding shall be injunctive relief or specific performance requiring Lender to grant such consent or approval.

9.3 INDEMNITY. In addition to the payment of expenses pursuant to Section 9.1 and the indemnification obligations set forth in other portions of this Agreement or the other Loan Documents, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay, defend and hold Lender, its officers, directors, members, partners, shareholders, participants, beneficiaries, trustees, employees, agents, successors and assigns, any subsequent holder of the Note, any trustee, fiscal agent, servicer, underwriter and placement agent, (collectively, the "INDEMNITEES") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, causes of action, suits, claims, tax liabilities, broker's or finder's fees, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, based upon any third-party claims against such Indemnitees in any manner related to or arising out of (A) any breach by any Loan Party of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents, (B) the actual or threatened presence, release, disposal, spill, escape, leakage, transportation, migration, seepage, discharge, removal, or cleanup of any Hazardous Material located on, about, within, under, affecting, from or onto any Hammons Hotel or any violation of any applicable Environmental Law by Borrower or any Project Owner, or (C) the use or intended use of the proceeds of any of the Loans (the foregoing liabilities herein collectively referred to as the "INDEMNIFIED LIABILITIES"); provided, that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined in a final order by a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay, defend and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them. If any such action or other proceeding shall be brought against Lender, upon written notice from Borrower to Lender (given reasonably promptly following Lender's notice to Borrower of such action or proceeding), Borrower shall be entitled to assume the defense thereof, at Borrower's expense, with counsel reasonably acceptable to Lender and Borrower; provided, however, Lender may, at its own expense, retain separate counsel to participate in such defense, but such participation shall not be deemed to give Lender a right to control such defense, which right Borrower expressly retains. Notwithstanding the foregoing, each Indemnitee shall, following notice to and consultation with Borrower, have the right to employ separate counsel at Borrower's expense if, in the reasonable opinion of independent legal counsel, a conflict or potential conflict exists between the Indemnitee and Borrower that would make such separate representation advisable. Borrower shall have no obligation to indemnify an

Indemnitee for damage or loss resulting from such Indemnitee's gross negligence or willful misconduct.

9.4 AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement, the Note or any other Loan Document, or consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender (and, with respect to any amendment or modification, unless also signed by Borrower). Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any case shall entitle Borrower, or any other Person to any other or further notice or demand in similar or other circumstances. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents. No failure or delay on the part of Lender or any holder of any Note in the exercise of any power, right or privilege hereunder or under the Note or any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement, the Note and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. Lender shall not be under any obligation to marshal any assets in favor of any Person or against or in payment of any or all of the Obligations. To the extent that any Person makes a payment or payments to Lender, or Lender enforces its remedies or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, if any, rights and remedies therefore, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Borrower agrees (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive Borrower from paying all or any portion of the principal of, premium, if any, or interest on the Loans contemplated herein or in any of the other Loan Documents or which may affect the covenants or the performance of this Agreement; and Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

9.5 NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered (i) when delivered personally or by private courier, (ii) when actually delivered by registered or certified United States mail, return receipt requested, or (iii) when sent by facsimile transmission (provided, that it is confirmed by a means specified in clause (i) or (ii)), addressed as specified on SCHEDULE 9.5 or to other address as such party may indicate by a notice delivered to the other parties hereto.

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

9.6 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes. Notwithstanding anything in this Agreement or implied by law to the contrary, the provisions of Sections 2.6, 5.7, 9.1, 9.2, 9.3 and
9.14 shall survive the payment of the Loans and the termination of this Agreement. Subject to this Section 9.6, all other representations, warranties and agreements of Borrower and Lender set forth in this Agreement shall terminate upon indefeasible payment in full of the Loans and the termination of this Agreement.

9.7 MISCELLANEOUS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. All covenants and agreements hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement, the Note or other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, the Note or other Loan Documents or of such provision or obligation in any other jurisdiction. This Agreement is made for the sole benefit of Borrower and Lender, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder. This Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. Borrower and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Borrower and Lender. If any term, condition or provision of this Agreement shall be inconsistent with any term, condition or provision of any other Loan Document, this Agreement shall control. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto. Upon indefeasible payment and performance in full of the Borrower's Obligations, the Lender shall, at the sole cost and expense of the Borrower, release the Liens securing the Borrower's Obligations.

9.8 APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AGREEMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

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

9.9 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that Borrower may not assign its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender. Lender may assign its rights and obligations hereunder in accordance with Section 8.1.

9.10 CONSENT TO JURISDICTION AND SERVICE OF PROCESS. BORROWER AND LENDER HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF COOK, STATE OF ILLINOIS AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. BORROWER AND LENDER EACH ACCEPTS THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTE, SUCH OTHER LOAN DOCUMENTS OR SUCH OBLIGATION. BORROWER AND LENDER EACH DESIGNATES AND APPOINTS CT CORPORATION SYSTEM AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY BORROWER, AS APPLICABLE, WITH LENDER'S APPROVAL OR BY LENDER WITH BORROWER'S APPROVAL WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY BORROWER TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO BORROWER OR LENDER, AS APPLICABLE, AT ITS ADDRESS PROVIDED IN SUBSECTION 9.5 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY BORROWER OR LENDER, AS APPLICABLE, AS ITS AGENT FOR SERVICE OF PROCESS REFUSES TO ACCEPT SERVICE OF PROCESS, BORROWER AND LENDER, AS APPLICABLE, HEREBY AGREE THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

9.11 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE LOAN DOCUMENTS, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION AND LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF BORROWER OR LENDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.

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BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO
ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE FACILITY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.12 PUBLICITY. Upon Borrower's written consent (not to be unreasonably withheld or delayed) with respect to any advertising using the "Hammons" name, but not otherwise, Lender (and Lender's Affiliates) may and Borrower does hereby authorize Lender (and its Affiliates) to, refer, in its sole discretion, to the Facility from time to time, in connection with any proposed transfer of any interest in the Facility, press releases and other releases of information to members of the public, reports to investors and in other media, which references, may include use of photographs, drawings and other depictions and images of the Land and other components of any Hammons Hotel, a description of the Facility (including the stated principal amount), use of Borrower's name, the address of any Hammons Hotel and the logo of Borrower and/or its Affiliates and which references may be reproduced and distributed, electronically or otherwise, from time to time. Borrower shall cause the owner of such "logo" rights to consent to such use upon request from Lender. Lender hereby agrees that, without the prior consent of Borrower, any written information relating to Borrower which is provided to Lender in connection with the making of the Loans which is either confidential, proprietary, or otherwise not generally available to the public (but excluding information Lender has obtained independently from third-party sources without Lender's knowledge that the source has violated any fiduciary or other duty not to disclose such information) (the "CONFIDENTIAL INFORMATION"), will be kept confidential by Lender, using the same standard of care in safeguarding the Confidential Information as Lender employs in protecting its own proprietary information which Lender desires not to disseminate or publish. Notwithstanding the foregoing, Confidential Information may be disseminated (a) pursuant to the requirements of applicable law or stock exchanges, (b) pursuant to judicial process, administrative agency process or order of Governmental Authority, (c) in connection with litigation, arbitration proceedings or administrative proceedings before or by any Governmental Authority, (d) to Lender's attorneys, accountants, advisors and actual or prospective financing sources who will be instructed to comply with this Section 9.12, (e) upon prior written notice to Borrower, to actual or prospective assignees, pledgees, participants or agents, (f) pursuant to the requirements or rules of a stock exchange or stock trading system on which the securities of Lender or its Affiliates may be listed or traded and (g) to any rating agency in connection with the rating of iStar Financial Inc. In addition, notwithstanding any other provision, any party (and its employee, representative or other agent) may disclose to any and all Persons, without limitation of any kind, any information with respect to the tax treatment and tax structure of the transactions contemplated hereby and all materials of any kind (including

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opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. Borrower authorizes Lender to obtain, reproduce and distribute photographs of any Hammons Hotel. For purposes of this Section 9.12, Confidential Information will not be deemed to include the amount of the Loans and the other terms, conditions and provisions of the Loan Documents, the street address and common name, if any, of the Land and Improvements, the name of Borrower and the logo of Borrower and/or its Affiliates, and photographs, images or other depictions of any Hammons Hotel.

9.13 PERFORMANCE BY LENDER/ATTORNEY-IN-FACT. In the event that Borrower shall at any time fail to duly and punctually pay, perform, observe or comply with any of its covenants and agreements hereunder or under the other Loan Documents or if any Event of Default hereunder shall exist, then Lender may (but shall in no event be required to) make any such payment or perform any such term, provision, condition, covenant or agreement or cure any such Event of Default. Lender shall not take action under this Section 9.13 prior to the occurrence of an Event of Default unless in Lender's good faith judgment reasonably exercised, such action is necessary or appropriate in order to preserve the value of the Collateral, to protect Persons or property, or Borrower has abandoned any Hammons Hotel or any portion thereof. Lender shall not be obligated to continue any such action having commenced the same and may cease the same without notice to Borrower. Any amounts expended by Lender in connection with such action shall constitute additional Loans hereunder, the payment of which is additional Indebtedness, secured by the Loan Documents and shall become due and payable upon demand by Lender, with interest at the Default Rate from the date of disbursement thereof until fully paid. No further direction or authorization from Borrower shall be necessary for such disbursements. The execution of this Agreement by Borrower shall and hereby does constitute an irrevocable direction and authorization to Lender to so disburse such funds. Borrower hereby irrevocably appoints Lender, as its attorney-in-fact, coupled with an interest, with full authority in the place and stead of Borrower and in the name of Borrower or otherwise in the reasonable discretion of Lender, to take any action and to execute any instrument which Lender may deem reasonably necessary to accomplish the terms and conditions of this Agreement or any other Loan Document, including the following: (i) to execute and/or file, without the signature of Borrower any Financing Statements, continuation statements, or other filing, and any amendment thereof, relating to the Collateral; (ii) to give notice to any third parties which may be required to perfect Lender's security interest in the Collateral; and (iii) during the existence of an Event of Default, to register, purchase, sell, assign, transfer, pledge or take any other action with respect to any Collateral in accordance with this Agreement or any Loan Document. Lender shall notify Borrower of Lender's taking of any action as attorney-in-fact, or otherwise in Borrower's name, pursuant to the provisions of this Section 9.13.

9.14 BROKERAGE CLAIMS. Borrower shall protect, defend, indemnify and hold Lender harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker's or finder's fee against Lender or any Person, in connection with the transaction herein contemplated, including any such claims by Banc of America Securities or any affiliate, provided such claim is made by or arises through or under Borrower or is based in whole or in part upon alleged acts or omissions of Borrower. Lender shall protect, defend, indemnify and hold Borrower harmless from and against all loss, cost, liability and expense incurred as a result of any claim for a broker's or finder's fee against Borrower or any other Person in connection

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with the transaction herein contemplated, provided such claim is made by or arises through or under Lender or is based in whole or in part upon alleged acts or omissions of Lender.

9.15 AGREEMENT. THE RIGHTS AND OBLIGATIONS OF BORROWER AND LENDER SHALL BE DETERMINED SOLELY FROM THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND ANY PRIOR ORAL OR WRITTEN AGREEMENTS BETWEEN LENDER AND BORROWER CONCERNING THE SUBJECT MATTER HEREOF AND OF THE OTHER LOAN DOCUMENTS ARE SUPERSEDED BY AND MERGED INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY NOT BE VARIED BY ANY ORAL AGREEMENTS OR DISCUSSIONS THAT OCCUR BEFORE, CONTEMPORANEOUSLY WITH, OR SUBSEQUENT TO THE EXECUTION OF THIS AGREEMENT OR THE LOAN DOCUMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENTS BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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      Witness the due execution hereof by the undersigned as of the date first written above.

                                        BORROWER:

                                        [PROJECT HOLDCO]

                                        By: ___________________________________
                                        Name: _________________________________
                                        Its: __________________________________

                                        LENDER:

                                        [LENDCO]

                                        By: ___________________________________
                                        Name: _________________________________
                                        Its: __________________________________